UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

J.B. HUNT TRANSPORT SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Internet Site: jbhunt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 2022

The Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. (the Company) will be held April 28, 2022, at 10 a.m. (CDT) at the Company’s headquarters, located at 615 J.B. Hunt Corporate Drive in Lowell, Arkansas, for the following purposes:

To elect Directors for a term of one (1) year

To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 calendar year

To transact such other business as may properly come before the Annual Meeting or any adjournments thereof

Only stockholders of record on March 8, 2022, will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

The 2021 Annual Report to Stockholders is included in this publication.

By Order of the Board of Directors JENNIFER R. BOATTINI Corporate Secretary Lowell, Arkansas March 24, 2022

Proxy Statement Summary

YOUR VOTE IS IMPORTANT
PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Internet Site: jbhunt.com

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by J.B. Hunt Transport Services, Inc. (the Company), on behalf of its Board of Directors (the Board), for the 2022 Annual Meeting of Stockholders (the Annual Meeting). The Proxy Statement and the related proxy card are being distributed on or about March 24, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD APRIL 28, 2022

This Proxy Statement and our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, are available at jbhunt.com.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Item	Board Recommendations	Further Details
Election of Directors	FOR	Page 16
Advisory Vote on Executive Compensation	FOR	Page 69
Ratification of Independent Registered Public Accounting Firm	FOR	Page 73

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY

The summary information provided above is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY INTERNET, TELEPHONE, OR BY COMPLETING, SIGNING, AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT TO US IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE

IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK, OR OTHER NOMINEE AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	1

Proxy Statement Summary

DIRECTOR NOMINEES

Name	Occupation	Age	Director Since	Independent	Other Current Directorships with Publicly Held Companies	Committees Upon Election
Douglas G. Duncan	FedEx Freight Corporation (retired)	71	2010	Yes	Benchmark Electronics, Inc.	Audit Corporate Governance
Francesca M. Edwardson	American Red Cross of Chicago & Northern Illinois (retired)	64	2011	Yes	Duluth Holdings, Inc.	Audit Corporate Governance
Wayne Garrison	J.B. Hunt Transport Services, Inc. (retired)	69	1981	No
Sharilyn S. Gasaway	Alltel Corp. (retired)	53	2009	Yes	Genesis Energy, LP	Audit (Chair) Compensation Corporate Governance
Gary C. George	George’s Inc.	71	2006	Yes		Corporate Governance (Chair) Compensation
Thad Hill	Calpine Corporation	54	2021	Yes		Compensation Corporate Governance
Bryan Hunt, Jr.	Hunt Automotive Group	63	1991	No
Gale V. King	Nationwide Mutual Insurance Co. (retired)	65	2020	Yes	AutoZone, Inc.	Compensation Corporate Governance
John N. Roberts, III	President and Chief Executive Officer	57	2010	No
James L. Robo	NextEra Energy, Inc.	59	2002	Yes	NextEra Energy, Inc. NextEra Energy Partners, LP	Compensation (Chair) Corporate Governance
Kirk Thompson	Chairman of the Board	68	1985	No

2	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement Summary

COMPENSATION OBJECTIVES, PRINCIPLES AND PRACTICES

We believe the ability to attract, retain and provide appropriate incentives for the senior executive officers and other key employees of the Company is essential to maintaining the company’s leading competitive position, thereby providing for the long-term success of the Company. The overall compensation philosophy of the Company’s Board of Directors and management is guided by the following principles:

Recruitment and Retention	Performance and Responsibility

The Company aims to attract, motivate and retain high-performing diverse talent to achieve and maintain a leading position in our industry. Our total compensation package should be strongly competitive with other transportation and logistics companies.

Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual levels, in achieving financial, operational and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

Short-term Incentive	Long-term Incentive

A large portion of total compensation should be tied to Company performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater portion of the risk.

Awards of long-term compensation encourage participating employees to focus on the Company’s long-range growth and development and incent them to manage from the perspective of stockholders with a meaningful stake in the Company, as well as focus on long-term career orientation.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	3

Proxy Statement Summary

2021 BUSINESS HIGHLIGHTS

4	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement Summary

J.B. HUNT CONSOLIDATED

REVENUE

$12.2B

26%

OPERATING INCOME

$1.0B

47%

INTERMODAL (JBI)

REVENUE

$5.5B

17%

OPERATING INCOME

$603M

41%

DEDICATED (DCS)

REVENUE

$2.6B

17%

OPERATING INCOME

$304M

3%

INTEGRATED (ICS)

REVENUE

$2.5B

53%

OPERATING INCOME

$46M

$91M

FINAL MILE (FMS)

REVENUE

$842M

22%

OPERATING INCOME

$28M

$29M

TRUCKLOAD (JBT)

REVENUE

$796M

72%

OPERATING INCOME

$65M

292%

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	5

Proxy Statement Summary

J.B. HUNT CORPORATE RESPONSIBILITY

Overview/Mission Statement

In 2021, J.B. Hunt celebrated 60 years of doing business. Both reflection and foresight reveal that our success rests on our employees navigating the complexities of the industry and creating value for customers by eliminating waste, reducing costs, establishing strong relationships and delivering exceptional service. The Board and Management recognize that the balance of sound corporate governance combined with environmental and social responsibility is the soil where healthy, sustainable business grows. This foundational model offers benefits for all stakeholders.

Our priorities are apparent in our key areas of investments - people, equipment and technology. We understand the honor of being an industry leader comes with the responsibility to keep roadways and employees safe, which we do not take for granted. It has also become increasingly important that we not only recognize the diversity throughout our value chain but create a lasting culture of inclusion that celebrates and encourages diversity in its many forms. Additionally, we feel the urgency to focus on reducing our carbon footprint and uphold our role as good stewards of the environment. Being at the forefront of the latest technology helps us to significantly improve both our efficiency and safety.

We believe that this work contributes to the success of our customers, raises the bar in our industry and gives our employees a shared purpose, which creates value for all our stakeholders. We aim to seek out and implement long-term strategies that positively shift the trajectory of the industry and, in turn, help us to accomplish our mission: to create the most efficient transportation network in North America.

6	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement Summary

Sustainability

Like the previous 60 years, 2021 was marked by progress and exploration in our sustainability journey. Our willingness to embrace a spirit of curiosity and champion diverse perspectives propels us forward while remaining people-focused keeps us grounded.

Our sustainability journey started before the word sustainability was popular and we continue to take steps to increase our efforts to share that story with our stakeholders. In 2019, the executive management team advanced these efforts with the establishment of our Sustainability Committee led by our then Chief Operations Officer, Craig Harper. Mr. Harper was named our Chief Sustainability Officer in November 2020. In 2021, under the direction of Mr. Harper and with the help of many others, J.B. Hunt was able to successfully launch its first ever Sustainability Report in accordance with the Global Reporting Initiative (GRI) Standard and in alignment with the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) frameworks.

The Sustainability Committee is comprised of a diverse group of employees responsible for identifying opportunities to advance our measurement, management and disclosure of our sustainability efforts. The work of this group helps identify and mitigate risks such as climate-related risks and other topics within the social and governance aspects of sustainability, including diversity and sustainable procurement. Members of the Committee regularly present to our Nominating and Corporate Governance Committee on the Company’s efforts and investments made to reduce our greenhouse gas (GHG) emissions as part of its oversight of fossil fuel efficiency and progress on reducing the Company’s environmental impact.

Environmental Matters

The Company recognizes that reducing GHG emissions in our business is important to our stockholders, our customers, the communities we serve, the global environment and ultimately the future success of our Company. Increasingly, our customers are making environmental responsibility a priority in their business decision-making, and the same is true for the Company. We’ve worked hard to create solutions to reduce carbon emissions and maintain sound environmental and social responsibility while reducing costs and meeting or exceeding our customers’ operational needs. Our business strategy continues to work toward and prepare for the low-carbon transition and constantly evolves to offer the necessary mix of transportation and logistics services to minimize our carbon footprint.

We’re constantly seeking sustainable solutions to address capacity and efficiency through technology. Technology-driven initiatives from the past year that support our climate strategy efforts and address capacity issues include:

●     Working with Google to collaborate on next-generation supply chain platform technology and expand the J.B. Hunt 360°® platform to increase efficiencies and enhance visibility across the supply chain

●     Integrating the freight-matching platform within J.B. Hunt 360 with KeepTruckin’s Smart Load Board and SAP® ERP to provide greater visibility into capacity and offer carriers freight opportunities that better align with their operations

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	7

Proxy Statement Summary

●

Actively pursuing autonomous vehicle technology with Waymo Via by first conducting a successful pilot project with a leading customer in Texas, then announcing a long-term collaboration to advance commercial autonomous driving technology

●	Addressing the disruptive capacity issues by investing in additional equipment, including12,000 new intermodal containers and 3,000 new J.B. Hunt 360box trailers

We remain encouraged by the advancements being made with alternative fuel vehicles and we believe that they have the potential to significantly reduce our Scope 1 emissions. However, until economically viable alternatives are available, challenges to further reduce our carbon emissions include but are not limited to the availability of commercial diesel-powered equipment and our ability to convert over-the-road (OTR) shipments to rail through our intermodal service offering, which on average reduces a shipment’s carbon footprint by 60% versus highway truck transportation.

As fossil fuels represent a significant component of operating costs, management is continually working to minimize the volume used, such as adopting the most advanced technologies provided from original equipment manufacturers (OEM), utilizing aftermarket products to reduce fuel burn, adopting policies to incentivize reduced fuel burn and assisting manufacturers in developing commercially viable alternative fuel sources.

The Company recognizes that reducing our carbon footprint is a continuous journey, and we believe the following items support our commitment to reducing our environmental impact:

Championing Intermodal Conversion

J.B. Hunt leads the industry in converting OTR shipments to the safer, more efficient, cost effective and environmentally friendly intermodal services. Conversion is 2.5 times more fuel efficient than standard truck transport. We estimate that in 2021, our intermodal segment helped to avoid 3.49 million MT CO2e compared to transportation by truck alone – the equivalent of:

●     58,168,538 urban tree seedlings planted and grown for 10 years

●     758,720 passenger vehicles off the roads for one year

●     420,495 average U.S. homes’ total annual energy consumption

Based on analysis of Shipper 360°® transactions and our annual bid activity, J.B. Hunt estimates that an additional 7 to 11 million shipments could be converted to intermodal, generating further carbon reductions, while supporting long-term growth opportunities for our intermodal business. As champions of intermodal conversion, we grew our intermodal fleet to surpass 100,000 containers overall in 2021.

Renewable Technology

J.B. Hunt invests in renewable technology solutions. Company assets are equipped with solar-powered tracking units that allow us to optimize the usage of trailing equipment and other resources by providing the most accurate information regarding the location and status of the units. This technology allows J.B. Hunt to increase the efficiency of its assets, reduce empty miles and costs and gain better control over its operations.

Energy-Efficient Trucks and Equipment

We maintain a modern fleet with an average truck age of only 2.5 years as compared to the ~5.4-year industry average. Modernization ensures that we maintain the latest in emission reduction technologies. We also spec our equipment to maximize fuel efficiency with features including aerodynamic packages for both tractors and trailers, governor to limit speed and improve fuel efficiency, idle-reducing cab heaters and automatic manual transmissions (AMTs) that all contribute to improved fuel economy.

8	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement Summary

Fuel Technology

Fuel is one of the largest sources of carbon emissions within the supply chain. We strive to find advanced fuel solutions for customers, including the use of biofuels and ensuring the fuel efficiency of our fleets. In 2021, 51% of all fuel purchased was a bio-blended diesel product or renewable diesel. The Company’s total weighted average of fuel from renewable sources was 11%.

Engineering for Efficiency
J.B. Hunt has a dedicated engineering team that helps customers optimize their shipping strategy to minimize total miles, maximize payload, and reduce carbon emissions per shipment.

CLEAN Transport™ Carbon Calculator

J.B. Hunt’s proprietary tool calculates a customer’s carbon footprint. We then offer mode conversion solutions, displaying how much carbon reduction can be achieved by converting a load to an intermodal shipment.

Carbon Diet

We provide support to customers with a company developed sustainability practice called the “Carbon Diet.” We educate customers on best practices in supply chain sustainability and supply the resources needed to be successful. The primary components include the use of biogenic fuels, mode conversion, route optimization, the optimized fuel efficiency of our diesel fleet and the exploration and calculated potential impact of alternative vehicles.

Alternative Vehicles

We continually seek and evaluate opportunities to utilize emerging technologies in the area of exhaust-free vehicles. In 2017, we were one of the first to place an order for an all-electric heavy-duty Class 8 truck. We anticipate further progress in the years ahead regarding the availability, commercial viability and infrastructure required to run alternative fuel trucks.

Social Matters

J.B. Hunt recognizes that operating a successful, sustainable business means acknowledging and addressing important and relevant social issues with sincerity. As a company, we support numerous initiatives in many ways that reflect the values most important to our employees, customers, and the communities where we operate. With over 33,000 J.B. Hunt employees across North America (~22,000 of which are our truck drivers), we believe our focus on safety, career development, fostering a diverse and inclusive workplace and giving back to the communities we serve are among our highest priorities.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	9

Proxy Statement Summary

Public Safety

Our commitment to safety, which is a cornerstone of our business, has not deterred us from our goal of providing best-in-class service to our customers. Ensuring the roads are safe for our drivers and the motoring public is important to us as a key social responsibility and as a business concern. We train drivers extensively to understand and comply with all required safety measures.

J.B. Hunt has made considerable investments in safety over the last two decades because first and foremost, it is the right thing to do, and it is an investment with almost immeasurable returns. We share the road with millions of people across the country every day, and our livelihood depends on keeping those roads as safe as possible for everyone. In addition to complying with industry-relevant laws and mandates, J.B. Hunt makes its contribution to public road safety in a variety of ways — driver training, drug testing and investing in technologies that make drivers and equipment safer. We have continuously maintained a satisfactory safety rating from the Federal Motor Carrier Safety Administration (FMCSA) since 1992. Our out-of-service (OOS) rates for vehicle, driver and HAZMAT fall substantially below reported national averages in the FMCSA’s Safety and Fitness Electronic Records (SAFER) System. In CSA (Compliance, Safety, Accountability), our safety performance falls below the threshold of FMCSA’s on-road safety performance BASICs (Behavior Analysis and Safety Improvement Categories) in all categories.

Public safety is further promoted through smart purchasing decisions. As new safety technologies are made available, we carefully evaluate each to determine the overall impact and benefit they could bring to our drivers, trucks and equipment.

Intermodal Conversion

J.B. Hunt leads the industry in converting OTR shipments to intermodal. We estimate the conversion of shipments from highway to rail has likely resulted in approximately 60 fewer truck-involved fatalities on our nation’s highways during 2021 (using industry average fatality rate per 100 million miles).

Defensive Driving Training
J.B. Hunt drivers are certified in a nationwide defensive driving program, involving classroom and in-vehicle training. All drivers are recertified on a regular basis.

Monthly and Quarterly Safety Training

Our drivers participate in regular web-based and classroom safety training. Ongoing driver development is designed to provide additional training for drivers, as well as keep them up to date on regulatory issues and company matters.

Hair Testing

In 2006, J.B. Hunt implemented a policy requiring hair testing for the presence of controlled substances in addition to the U.S. Department of Transportation (DOT) required urine testing. Management believes hair testing serves as a more accurate and stringent standard to base an individual’s habitual drug usage and has resulted in a material reduction in unfavorable results from random and post-accident drug tests.

Automatic Onboard Recording Devices/ELDs

We began implementing automatic onboard recording devices in 2007. As an early adopter of this technology, we have seen benefits in its ability to manage compliance with hours-of-service (HOS) regulations and reduce roadside inspection violations. J.B. Hunt remains compliant with the mandate requiring electronic logging devices in commercial vehicles.

10	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement Summary

Forward Collision Warning System

Installation of forward collision warning systems on our Class 8 tractors began in 2011. Currently, 98% of our company Class 8 fleet is deployed with this equipment, which includes an automatic emergency braking system. We have seen a significant reduction in rear-end collision frequency and costs since implementation of these systems.

Video-Recording Technology

Installation of video-recording equipment began in 2016. Currently, 98% of our Class 8 fleet has forward-facing cameras installed. This equipment provides lane departure warnings and enhanced radar functionalities for some systems, such as braking on stationary objects and pedestrian detection. The primary benefit of this technology is improving driver safety performance.

Right-Side Blind Spot Detection

Based on positive driver feedback from testing new potential equipment features, J.B. Hunt has begun spec’ing equipment with right-side blind spot detection. We expect this technology to aid our drivers in avoiding right lane change, sideswipe and right turn collisions.

Truckers Against Trafficking

As the eyes and ears of the road, we want to empower everyone in the transportation industry to be part of the solution to combat human trafficking. J.B. Hunt launched Truckers Against Trafficking training in 2014 and has trained over 133,000 people to recognize and report signs of human trafficking. In 2021, the two organizations led a combatting human trafficking workshop at the University of Arkansas. Additionally, the Company became a signatory of the DOT’s Transportation Leaders Against Human Trafficking Pledge in 2020.

Million Mile Program

Our annual Million Mile Celebration has been a J.B. Hunt tradition since 2001, when we celebrate our company drivers who have reached one, two, three, four and five million accident-free miles. The company offers a safe-driving bonus, hosts several days of events and honors drivers in the Walk of Fame. In 2021, we recognized 116 J.B. Hunt drivers.

COVID-19: Employee Safety And Health

In 2021, the complexities of the novel coronavirus (COVID-19) only intensified. We are proud of the role J.B. Hunt essential workers have played throughout the COVID-19 pandemic to keep supply chains moving and deliver essential goods. The health and well-being of our workforce is a priority as reflected by our cultural commitment to safety. We strive to conduct all of our operations as safely as possible.

In 2020, we deployed our resources to support COVID-19 relief efforts in our communities including distributing nearly 300,000 pieces of PPE to medical facilities in Northwest Arkansas. We also provided a one-time bonus of $500, totaling $14 million, for drivers and personnel at field operations and customer facilities supporting the drivers who kept the country’s freight moving as the effects of the COVID-19 pandemic were beginning to take hold.

And we have continued to provide support to our people and communities. Since February 2021, we have hosted COVID-19 vaccine clinics at J.B. Hunt corporate headquarters in conjunction with Northwest Arkansas Council. To date, more than 34,000 doses have been given out to our local community and even more at various company facilities throughout the country.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	11

Proxy Statement Summary

People Matters

Despite operating over 166,000 pieces of transportation equipment, our single greatest asset is our people. J.B. Hunt strives to provide a supportive and safe work environment for its employees where diverse and innovative ideas can be fostered to solve problems and provide value-added services for our customers. In addition to our employees; our customers, vendors and the communities where we operate also share diverse backgrounds and an equally diverse range of interests and passions. J.B. Hunt puts forth its best effort to support initiatives reflecting the company values that are shared with its stakeholders.

Company Giving

Traditional philanthropic strategies often times rule out organizations that do not meet certain privileged criteria. J.B. Hunt is proud to promote disruptive philanthropy, which fractures existing giving values and applies new technologies and competitive charitable models to raise awareness about exclusion within traditional philanthropic strategies. J.B. Hunt is a champion for advocating for organizations that, in the past, have not received the recognition or opportunities that they may deserve. In 2021, company and employee contributions toward J.B. Hunt’s company pillars of Healthcare, Veterans, Crisis Management and Education exceeded $6.3 million.

Veterans Hiring and Support

J.B. Hunt remains committed to hiring and supporting military members. In 2020, the company achieved a six-year goal of hiring 10,000 veterans and has since pledged to hire 1,600 veterans per year. In 2021, J.B. Hunt was one of 15 recipients of the 2021 Secretary of Defense Employer Support Freedom Award, in recognition of our exemplary support for National Guard and Reserve employees. The Company was also ranked a top 10 Military Friendly® Employer by VIQTORY for the 15th consecutive year. This year also marked the eighth consecutive year we’ve helped Wreaths Across America deliver 2.2 million wreaths to over 2,100 cemeteries across the country to honor fallen veterans.

Employee Healthcare

J.B. Hunt is committed to supporting the health of its workforce, which includes access to high quality benefits. We provide tools and resources to support health plan selection to meet the unique needs of employees and their families. Benefit tools provide individualized support to achieve the most effective healthcare outcomes with easy access to quality and cost data. Benefits offer access to skilled professionals to manage chronic illness such as diabetes, high blood pressure and asthma, as well as support to achieve and maintain healthy lifestyles and mental well-being. J.B. Hunt’s suite of benefits include a number of voluntary benefit offerings covering a variety of needs and coverage options, like discounts on everyday consumer items to pet insurance. In 2021, we reduced the benefit waiting period from 90 days to 30 in order to improve our employees’ experience. In Spring 2021, eight hours of PTO were added under our existing emergency COVID-19 paid time off plan for vaccination, available to all employees. J.B. Hunt benefit plans comply with all applicable laws.

Office of Inclusion

J.B. Hunt actively seeks to build an inclusive workplace because we recognize the benefits that a broad spectrum of ideas, perspectives, skills, values, and beliefs bring to our operations every day. The Company formally launched our Inclusion Office in 2021, led by our first VP of Inclusion Jermaine Oldham, a five-year employee and former United States Air Force service member. Mr. Oldham and his team will work to expand and lead our Enterprise Inclusion strategy and help foster a more inclusive culture at J.B. Hunt.

Information Privacy Protection Program (IP3)

J.B. Hunt’s Information Privacy Protection Program (IP3) is designed to ensure the privacy of J.B. Hunt’s workers, customers, vendors, and other proprietary corporate information. Its mission is to employ privacy best practices in collection, usage, storage and disposal of information in compliance with applicable regulations and to foster a culture that values privacy through awareness. All non-driver personnel are required to complete IP3 training.

12	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement Summary

Employee Resource Groups (ERGs)

Our ERGs offer opportunities for employee professional development, community engagement, and networking. Comprised of groups for women, Latinos, veterans, African Americans and the LGBTQIA+ community, our ERGs promote camaraderie within the workforce and allow employees with similar interests to build meaningful work relationships.

Elevating Employee Voices

Created in 2015, our ELEVATION initiative is a process where the company listens to the employees for their ideas on how to improve the organization. Employees submit ideas on any topic that will help improve the company, at any level, in any business group or geographic location. All ideas are evaluated through a formal review process and since program inception, more than 23,000 ideas have been submitted with roughly 1,000 being selected for implementation.

Inclusive Supply Chain Education

In 2021, we announced the J.B. Hunt Transport Services Inc. Inclusion in Supply Chain Endowed Scholarship Fund to establish an ongoing scholarship program at the University of Arkansas encouraging students to pursue supply chain careers and contribute to the college’s diverse educational environment. The endowed fund will be based on an initial investment of $1 million. The funds are the latest collaboration led by J.B. Hunt and the University of Arkansas’s Walton College of Business to enhance supply chain efficiency and prepare future industry leaders.

Appreciation Bonuses to Frontline Employees

Our drivers and frontline employees go the extra mile to honor our commitments and meet the needs of customers. To express our gratitude, J.B. Hunt provided nearly $10 million in appreciation bonuses this past December to company drivers, maintenance technicians and full-time hourly employees.

Career and Personal Development

2021 was a year full of career opportunities at J.B. Hunt. In fact, it was a record-breaking year for hiring. We welcomed over 3,500 non driver new hires and promoted over 1,300 employees into new roles from equipment maintenance positions to engineering and technology jobs. With tuition reimbursement opportunities for full-time employees to paid internships, we’re proud to support development opportunities for our employees.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	13

Proxy Statement Summary

Governance Highlights

We believe that good corporate governance helps to ensure the Company is managed for the long-term benefit of all of our stakeholders and accordingly observe the following key corporate governance principles:

Director Independence
The Company maintains a Board of Directors comprised of a majority of individuals who satisfy the criteria for independence under the Nasdaq listing standards.

Lead Director and Independent Director Executive Sessions

Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with the position of Independent Lead Director being established to direct these executive sessions and authority to call additional meetings of independent directors as deemed necessary.

Board Committees

The Company requires all committees of the Board be comprised solely of independent directors, and formal charters have been established outlining the purpose, composition, and responsibility of each committee, with all having authority to retain outside, independent advisors and consultants as needed.

Board Qualifications
The Board has established qualification guidelines for director nominees and performs continual evaluation of current director performance and qualifications.

Board Attendance and Overboarding
The Board has adopted formal Corporate Governance Guidelines, including director attendance expectations and requires limitations and preapproval of director membership on other corporate boards.

Board Diversity

The Board maintains diversity in both gender and ethnic representation by identifying nominees whose backgrounds, attributes and experiences taken as a whole will contribute to the high standards of Board service to the Company

Code of Conduct
The Company has adopted a formal Code of Ethical and Professional Standards applicable to all directors, officers and employees of the Company.

14	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement Summary

Accolades

J.B. Hunt operates in a highly competitive industry which requires an intense focus on continuous improvement across all aspects of the business. From introducing innovative and disruptive technologies that drive efficiencies in operations, to championing for enhancements to industry safety standards, we remain committed to our mission to create the most efficient transportation network in North America. In 2021, J.B. Hunt is proud to have been recognized with the following:

Recognitions

●	Named Top 100 3PL for the twelfth consecutive year by Inbound Logistics
●	Named Top 75 Green Supply Chain Partner (G75) for eleventh consecutive year by Inbound Logistics
●	Named Top 100 Trucker by Inbound Logistics
●	Received Three Quest for Quality Awards from Logistics Management
●	Earned SmartWay® Excellence Award from the EPA for twelfth consecutive year
●	Named Military Friendly Employer by VIQTORY for fifteenth consecutive year
●	Ranked 1st on Transport Topics Top Dedicated Contract Carriers
●	Ranked 4th on the Transport Topics’ Top 100 List of Largest For-Hire Carriers
●	Ranked 4th on the Transport Topics’ Top 50 Logistics Companies
●	Named Top 3PL & Cold Storage Provider from Food Logistics for ninth time
●	Recognized as a Top Company for Women to Work for in Transportation by Women In Trucking
●	Named to the FreightTech 25 list for 2021 by FreightWaves
●	Ranked 4th on Investor’s Business Daily’s Best ESG Companies list for 2021
●	Named one of America’s Best Employers for Diversity 2021 by Forbes

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	15

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NUMBER ONE

Election of Directors

Our Board nominates Douglas G. Duncan, Francesca M. Edwardson, Wayne Garrison, Sharilyn S. Gasaway, Gary C. George, Thad Hill, Bryan Hunt, Gale V. King, John N. Roberts, III, James L. Robo, and Kirk Thompson as directors to hold office for a term of one year, expiring at the close of the 2023 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes that these director nominees are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below in “Nominees for Director.”

If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

PROPOSAL 1

The Board of Directors unanimously recommends a vote FOR each of the director nominees listed herein

INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

The Amended and Restated Bylaws of J.B. Hunt Transport Services, Inc. (the Bylaws) provide that the number of directors shall not be less than three or more than 12, with the exact number to be fixed by the Board. The Board currently consists of eleven directors. Directors serve a term of one year from their election date to the Annual Meeting.

Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected.

At the Company’s Annual Meeting, the stockholders of the Company elect successors for directors whose terms have expired. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. No director will be eligible to stand for re-election or be elected to a vacancy once he or she has reached 72 years of age. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation, or removal.

16	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

NOMINEES FOR DIRECTOR

Terms expire 2023

Douglas G. Duncan Age: 71 Director Since: 2010 Committees Upon Election: Audit Committee, Nominating and Corporate Governance Committee Principal Occupation: FedEx Freight Corporation (retired)

Recommendation: The Board has determined that Mr. Duncan’s 30 years of transportation experience, including management positions in operations, sales, and marketing and ultimately as chief executive officer, qualify him to continue to serve as a Director of the Company.

Experience: Mr. Duncan retired as President and Chief Executive Officer of FedEx Freight Corporation, a wholly owned subsidiary of FedEx Corporation, in February 2010. FedEx Freight Corporation is a leading provider of regional and national less-than-truckload (LTL) freight services. Mr. Duncan was the founding chief executive officer of FedEx Freight. He also served on the Strategic Management Committee of FedEx Corporation. Before the formation of FedEx Freight, he served for two years as President and Chief Executive Officer of Viking Freight. He served on the Executive Committee of the American Trucking Associations and as Chairman of the American Transportation Research Institute. A graduate of Christopher Newport University, Mr. Duncan served on the university’s Board of Visitors.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): Benchmark Electronics, Inc. (Chair of Nominating and Governance Committee), Brambles LTD

Other Directorships – Private Organizations (Prev. 5 Yrs.): None

Family Relationships: None

Francesca M. Edwardson

Age: 64

Director Since: 2011

Committees Upon Election: Audit Committee, Nominating and Corporate Governance Committee

Principal Occupation: American Red Cross of Chicago and Northern Illinois (retired)

Recommendation: The Board has determined that Ms. Edwardson continues to qualify to serve as a Director of the Company based on her lengthy and successful experience in both the transportation industry and legal environment, which provide respected insight and guidance to both the Board and management.

Experience: Ms. Edwardson retired as the Chief Executive Officer of the American Red Cross of Chicago and Northern Illinois, a business unit of the American Red Cross, in 2016, a position she had held since 2005. She previously served as Senior Vice President and General Counsel for UAL Corporation, a predecessor company to United Airlines Holdings, Inc. She has also been a partner in the law firm of Mayer Brown and the Executive Director of the Illinois Securities Department. Ms. Edwardson is a graduate of Loyola University in Chicago, Illinois, holding degrees in economics and law.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): Duluth Holdings, Inc. (Chair of Compensation Committee)

Other Directorships – Private Organizations: Rush University Medical Center, Lincoln Park Zoo (Chair of Nominating Committee)

Family Relationships: None

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	17

Proposal 1 ELECTION OF DIRECTORS

Wayne Garrison Age: 69 Director Since: 1981 Committees Upon Election: None Principal Occupation: J.B. Hunt Transport Services, Inc. (retired)

Recommendation: The Board has determined that Mr. Garrison’s extensive experience in the industry and over 40 years with J.B. Hunt in multiple roles provides invaluable experience to the Board and stockholders, qualifying him to continue to serve as a Director of the Company.

Experience: Mr. Garrison served as Chairman of the Board of the Company from 1995 to December 31, 2010, and continues to serve as a member of the Board of Directors. Joining the Company in 1976 as Plant Manager, Mr. Garrison has also served as Vice President of Finance in 1978, Executive Vice President of Finance in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from January 1986 until May 1991.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): None

Other Directorships – Private Organizations (Prev. 5 Yrs.): None

Family Relationships: None

Sharilyn S. Gasaway

Age: 53

Director Since: 2009

Committees Upon Election: Audit Committee (Chair), Executive Compensation Committee, Nominating and Corporate Governance Committee

Principal Occupation: Alltel Corp. (retired)

Recommendation: The Board has determined that Ms. Gasaway’s experience in accounting, finance, mergers and acquisitions, and regulatory matters, all gained through her extended tenures within the financial environment, which provide unquestionable value to the Company, qualify her to continue to serve as a Director of the Company.

Experience: Ms. Gasaway served as Executive Vice President and Chief Financial Officer of Alltel Corp., the Little Rock, Arkansas-based Fortune 500 wireless carrier, from 2006 to 2009. She was part of the executive team that spearheaded publicly traded Alltel’s transition through the largest private equity buyout in the telecom sector and was an integral part of the successful combination of Alltel and Verizon. She also served as Alltel’s Corporate Controller and Principal Accounting Officer from 2002 to 2006. Joining Alltel in 1999, she served as Director of General Accounting, Controller, and Vice President of Accounting and Finance. Prior to joining Alltel, she worked for eight years at Arthur Andersen LLP. Ms. Gasaway has a degree in accounting from Louisiana Tech University and is a Certified Public Accountant.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): Genesis Energy, LP (Chair of Audit Committee), Waddell & Reed Financial, Inc. (Chair of Audit Committee) (No longer publicly traded)

Other Directorships – Private Organizations (Prev. 5 Yrs.): Louisiana Tech University Foundation, Louisiana Tech University College of Business Advisory Board, Arkansas Children’s, Inc., Arkansas Children’s Foundation

Family Relationships: None

18	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proposal 1 ELECTION OF DIRECTORS

Gary C. George Age: 71 Director Since: 2006 Committees Upon Election: Nominating and Corporate Governance Committee (Chair), Executive Compensation Committee Principal Occupation: George’s Inc.

Recommendation: The Board has determined that Mr. George continues to qualify to serve as a Director of the Company based on his extensive business and management knowledge gained through his leadership of a large, diversified corporation.

Experience: Mr. George is Chairman of George’s, Inc., a private, fully integrated poultry company with operations in Arkansas, Missouri, Virginia, and Tennessee. He is a graduate of the University of Arkansas with a degree in business administration. He served on the Board of Trustees for the University of Arkansas from 1995 through 2005 and was Chairman of the Board of Trustees in 2005.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): None

Other Directorships – Private Organizations (Prev. 5 Yrs.): Legacy National Bank (Chairman), Arkansas Children’s, Inc., Arkansas Children’s Northwest, National Chicken Council

Family Relationships: None

Thad (John B., III) Hill

Age: 54

Director Since: 2021

Committees Upon Election: Executive Compensation Committee, Nominating and Corporate Governance Committee

Principal Occupation: Calpine Corporation

Recommendation: The Board has determined that Mr. Hill’s expertise in financial and capital markets and experience leading a diverse and geographically dispersed workforce qualify him to serve as a Director of the Company.

Experience: Mr. Hill is President and Chief Executive Officer for Calpine Corporation (Calpine), one of the nation’s largest independent competitive power companies, operating power plants and retail businesses in 22 states and Ontario, Canada. Mr. Hill has led Calpine since 2014, when he was promoted from President and Chief Operating Officer to his current position. Prior to joining Calpine, he was Executive Vice President of NRG Energy and President of NRG Texas, where he was responsible for NRG’s largest regional business. Mr. Hill received his Bachelor of Arts degree from Vanderbilt University magna cum laude and his Master of Business Administration degree from the Amos Tuck School of Dartmouth College, where he was elected an Edward Tuck Scholar.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): Calpine Corporation (No longer publicly traded)

Other Directorships – Private Organizations (Prev. 5 Yrs.): Amos Tuck School of Dartmouth College, Episcopal High School, Greater Houston Partnership (Chairman of the Board)

Family Relationships: None

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	19

Proposal 1 ELECTION OF DIRECTORS

Bryan Hunt Age: 63 Director Since: 1991 Committees Upon Election: None Principal Occupation: Hunt Automotive Group

Recommendation: The Board has determined that Mr. Hunt’s historical and current knowledge of the company and valuable contributions to the Board of J.B. Hunt since 1991 continue to qualify him to serve as a Director of the Company.

Experience: Mr. Hunt served as an employee of the Company from 1983 through 1997. He is the Managing Member of Best Buy Here Pay Here of Arkansas, a private company with used-car operations in Arkansas, Missouri, and Oklahoma; Progressive Car Finance, a private company that provides subprime financing for automobile dealers; and 71B Auto Auction and 71B Mobile Auto Auction, both private companies engaged in the auction of automobiles, trucks, boats, and other motor vehicles to dealers and the general public in Arkansas and Kansas. A graduate of the University of Arkansas, he has degrees in marketing and transportation.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): None

Other Directorships – Private Organizations (Prev. 5 Yrs.): The New School

Family Relationships: Son of co-founders J.B. and Johnelle Hunt

Gale V. King

Age: 65

Director Since: 2020

Committees Upon Election: Executive Compensation Committee, Nominating and Corporate Governance Committee

Principal Occupation: Nationwide Mutual Insurance Co. (retired)

Recommendation: The Board has determined that Ms. King’s experience and expertise in the areas of human capital management, diversity, equity and inclusion, leading the Human Resources organization within a Fortune 100 company, together with her established strategic and operational leadership success as a senior executive provide valuable guidance to the organization, qualifying her to serve as a Director of the Company.

Experience: Ms. King retired as Executive Vice President and Chief Administrative Officer for Nationwide Mutual Insurance Co. (Nationwide), a Fortune 100 financial services company with approximately 26,000 employees in July 2021. Her accountabilities included Nationwide’s Human Resources, Corporate Real Estate, Corporate Security, and Aviation operations. Prior roles included Nationwide’s Executive Vice President and Chief Human Resources Officer from 2009 to 2012. She holds bachelor’s and master’s degrees from the University of Florida.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): AutoZone, Inc. (Member of Compensation Committee)

Other Directorships – Private Organizations (Prev. 5 Yrs.): The University of Florida Foundation, Inc. (Member of Talent Management Committee and Past Chair), The Executive Leadership Council (Member of Finance Committee), Columbus Women’s Commission, National Urban League (Vice Chair), Columbus Museum of Art

Family Relationships: None

20	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proposal 1 ELECTION OF DIRECTORS

John N. Roberts, III Age: 57 Director Since: 2010 Committees Upon Election: None Principal Occupation: J.B. Hunt Transport Services, Inc.

Recommendation: The Board has determined that Mr. Roberts continues to qualify to serve as a Director of the Company based on his continual success while serving as the Company’s current President and Chief Executive Officer.

Experience: Mr. Roberts is the Company’s President and Chief Executive Officer. A graduate of the University of Arkansas, he served as Executive Vice President and President of Dedicated Contract Services from 1997 to December 31, 2010. Joining the Company in 1989, he began his career as a Management Trainee and subsequently served as an EDI Services Coordinator, Regional Marketing Manager for the Intermodal and Truckload business units, Business Development Executive for DCS, and Vice President of Marketing Strategy for the Company.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): None

Other Directorships – Private Organizations (Prev. 5 Yrs.): Federal Reserve Bank of St. Louis, Arkansas Children’s Northwest

Family Relationships: None

James L. Robo

Age: 59

Director Since: 2002

Committees Upon Election: Executive Compensation Committee (Chair), Nominating and Corporate Governance Committee, Independent Lead Director

Principal Occupation: NextEra Energy, Inc.

Recommendation: The Board has determined that Mr. Robo’s financial expertise, leadership experience, and business experience gained through his leadership of a large complex corporation, qualify him to continue to serve as a Director of the Company.

Experience: Mr. Robo is Executive Chairman of NextEra Energy, Inc., a leading clean energy company. He is also Executive Chairman of NextEra Energy Partners, LP, a growth-oriented limited partnership formed by NextEra Energy to acquire, manage, and own contracted clean energy projects as well as formally serving as Chairman of the company’s rate-regulated electric utility subsidiary, Florida Power & Light Company. Prior to joining NextEra Energy in 2002, Mr. Robo spent ten years at General Electric Company. He served as President and Chief Executive Officer of GE Mexico from 1997 until 1999 and as President and Chief Executive Officer of the GE Capital TIP/ Modular Space division from 1999 until February 2002. From 1984 through 1992, Mr. Robo worked for Mercer Management Consulting. He received a Bachelor of Arts summa cum laude from Harvard College and an Master of Business Administration from Harvard Business School, where he was a Baker Scholar.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): NextEra Energy, Inc. (Chairman), NextEra Energy Partners, LP (Chairman)

Other Directorships – Private Organizations (Prev. 5 Yrs.): None

Family Relationships: None

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	21

Proposal 1 ELECTION OF DIRECTORS

Kirk Thompson Age: 68 Director Since: 1985 Committees Upon Election: None Principal Occupation: J.B. Hunt Transport Services, Inc.

Recommendation: The Board has determined that Mr. Thompson’s extensive experience in the industry and over 45 years with J.B. Hunt in multiple roles provide invaluable experience to the organization and qualify him to continue to serve as a Director of the Company.

Experience: Mr. Thompson is the Company’s Chairman of the Board. He served as President and Chief Executive Officer from 1987 to December 31, 2010. A graduate of the University of Arkansas and a Certified Public Accountant, Mr. Thompson joined the Company in 1973. He served as Vice President of Finance from 1979 until 1984, Executive Vice President and Chief Financial Officer until 1985, and President and Chief Operating Officer from 1986 until 1987, when he was elected President and Chief Executive Officer.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): Rand Logistics, Inc. (No longer publicly traded)

Other Directorships – Private Organizations (Prev. 5 Yrs.): None

Family Relationships: None

22	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proposal 1 ELECTION OF DIRECTORS

Director Compensation

Nonemployee Director Compensation Program

The Company pays only nonemployee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below.

For the annual period between the Company’s 2021 and 2022 Annual Meetings, compensation for nonemployee directors serving on the Board was as follows:

●	an annual retainer of $245,000 paid in Company stock, cash, or any combination thereof
●	an annual retainer of $20,000, paid in cash, to each member of the Audit Committee
●	an annual retainer of $15,000, paid in cash, to each member of the Executive Compensation Committee
●	an annual retainer of $10,000, paid in cash, to each member of the Nominating and Corporate Governance Committee
●	an additional annual retainer of $25,000, paid in cash, to the Audit Committee Chairperson
●	an additional annual retainer of $25,000, paid in cash, to the Executive Compensation Committee Chairperson
●	an additional annual retainer of $10,000, paid in cash, to the Nominating and Corporate Governance Committee Chairperson
●	reimbursement of expenses to attend Board and Committee meetings

In January 2022, the Executive Compensation Committee reviewed a summary of various compensation packages awarded to directors of the Company’s peer group compiled by Meridian Compensation Partners, LLC. Based on this review, the Executive Compensation Committee recommended and the Board of Directors approved the following compensation for the annual period beginning after our 2022 Annual Meeting:

●	an annual retainer of $255,000 paid in Company stock, cash or any combination thereof
●	an annual retainer of $20,000, paid in cash, to each member of the Audit Committee
●	an annual retainer of $15,000, paid in cash, to each member of the Executive Compensation Committee
●	an annual retainer of $10,000, paid in cash, to each member of the Nominating and Corporate Governance Committee
●	an additional annual retainer of $25,000, paid in cash, to the Audit Committee Chairperson
●	an additional annual retainer of $25,000, paid in cash, to the Executive Compensation Committee Chairperson
●	an additional annual retainer of $10,000, paid in cash, to the Nominating and Corporate Governance Committee Chairperson
●	reimbursement of expenses to attend Board and Committee meetings

Process for Reviewing and Setting Nonemployee Director Compensation

The Executive Compensation Committee reviews the adequacy and competitiveness of the nonemployee director compensation program annually and makes recommendations to the full Board for approval. Each year, the Committee directs its compensation consultant to provide an independent assessment of the Company’s nonemployee director compensation program. The consultant analyzes and compares the Company’s program against the same peer group used to benchmark executive officer compensation (see page 45 for further details about the peer group). The Committee targets total nonemployee director compensation levels at a competitive range of peer group total compensation. The Committee also considers total aggregate Board compensation and other factors when making recommendations to the Board for approval.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	23

Proposal 1 ELECTION OF DIRECTORS

Chairman of the Board

The role of Chairman of the Board is an employed executive position of the Company. Therefore, the Chairman of the Board participates in all primary compensation components available to executive officers of the Company as discussed in our Compensation Discussion and Analysis of this Proxy Statement, with the exception of short-term cash incentive awards and long-term equity incentive awards. He does not receive any director fees for his service on the Company’s Board of Directors.

Board of Director Compensation Paid in Calendar Year 2021

Board Member	Salary ($)	Fees Paid in Cash ($)	Fees Paid in Stock ($)	Restricted Share or Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Douglas G. Duncan	—	201,500	73,432	—	—	—	—		274,932
Francesca M. Edwardson	—	30,000	224,888	—	—	—	—		274,888
Wayne Garrison	—	245,000	—	—	—	—	—		245,000
Sharilyn S. Gasaway	—	70,000	244,888	—	—	—	—		314,888
Gary C. George	—	157,500	122,444	—	—	—	—		279,944
Thad Hill	—	25,000	244,888						269,888
Bryan Hunt	—	245,000	—	—	—	—	—		245,000
Gale V. King	—	25,000	244,888	—	—	—	—		269,888
James L. Robo	—	50,000	244,888	—	—	—	—		294,888
Kirk Thompson	392,692	—	—	—	—	—	15,891	(1)	408,583

(1) Includes $10,000 taxable allowance for financial counseling services and $5,891 Company contributions to 401(k) plan.

Each nonemployee member of the Board had the choice of receiving his or her annual retainer of $245,000 in Company stock, cash, or any combination thereof. Those directors choosing to receive their full retainer in Company stock received 1,444 shares based on the $169.59 closing market price on April 22, 2021. Gary George elected to receive half of his retainer in stock, totaling 722 shares, and Douglas G. Duncan elected to receive 30% of his retainer in stock, totaling 433 shares, based on the closing market price shown above. All other nonemployee directors elected to receive their annual retainer in cash.

To more closely align his or her interests with those of the stockholders, each Board member is required to own three times his or her estimated annual compensation in Company stock within five years of his or her initial stockholder election to the Board. All Board members comply with this requirement.

Nonemployee members of the Board did not participate in either a company-sponsored pension or deferred compensation plan in calendar year 2021.

24	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Officers of the Company

Jennifer R. Boattini, 49, joined the Company in 2006 as Director of Litigation and Contract Management and currently serves as Senior Vice President of Legal and Litigation and General Counsel. She also serves as the Company’s Corporate Secretary.

Kevin Bracy, 51, joined the Company in 1998 as a Financial Analyst and currently serves as Senior Vice President of Finance and Treasurer.

Darren Field, 51, joined the company in 1994 as a Night Dispatcher and currently serves as President of Intermodal and Executive Vice President.

Craig Harper, 64, joined the Company in 1992 as Vice President of Marketing and currently serves as Chief Sustainability Officer and Executive Vice President. Prior to joining the Company, he worked for Rineco Chemical Industries as its Chief Executive Officer.

Bradley Hicks, 49, joined the Company in 1996 as a Management Trainee and currently serves as President of Highway Services and Executive Vice President.

Nicholas Hobbs, 59, joined the Company in 1984 as a Management Trainee and currently serves as Chief Operating Officer, President of Contract Services, and Executive Vice President.

John Kuhlow, 51, joined the Company in 2006 as Assistant Corporate Controller and currently serves as Chief Financial Officer and Executive Vice President. Prior to joining the Company, he was a Senior Audit Manager for KPMG LLP. Mr. Kuhlow is a Certified Public Accountant.

Eric McGee, 48, joined the Company in 1998 as a National Account Service Monitor and currently serves as Executive Vice President of Highway Services.

Stuart Scott, 55, joined the Company in 2016 as Chief Information Officer and Executive Vice President. Prior to joining the Company, he served as Chief Information Officer (CIO) at Tempur-Sealy International, CIO at Microsoft, and CIO for various General Electric businesses.

Shelley Simpson, 50, joined the Company in 1994 as a Management Trainee and currently serves as Chief Commercial Officer and Executive Vice President of People and Human Resources.

Brian Webb, 53, joined the Company in 2002 as a Business Development Executive and currently serves as Executive Vice President of Final Mile Services.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	25

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of March 8, 2022, by each of its current directors, the Named Executive Officers (the NEOs), and all other executive officers and directors as a group. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole or shared power to vote or direct the voting of a security or the sole or shared power to dispose or direct the disposition of a security.

Owner	Number of Shares Beneficially Owned Directly (1)	Number of Shares Beneficially Owned Indirectly (2)		Percent of Class (%) (3)
Douglas G. Duncan	11,261	2,600		*
Francesca M. Edwardson	24,277	—		*
Darren Field	17,723	—		*
Wayne Garrison	1,158,992	25,752		1.1
Sharilyn S. Gasaway	24,090	265		*
Gary C. George	27,415	994,799	(4)	1.0
Thad Hill	1,444	—		*
Nicholas Hobbs	104,245	168		*
Bryan Hunt	70,697	—		*
Gale V. King	2,559	—		*
John Kuhlow	13,551	—		*
John N. Roberts, III	371,983	—		*
James L. Robo	29,557	19,623		*
Shelley Simpson	103,148	48,990		*
Kirk Thompson	35,038	—		*
All executive officers and directors as a group (22)	2,132,738	1,099,126		3.1

26	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

*Less than 1 percent

(1)	Includes shares owned by the director or executive officer that are:
(a)	held in a 401(k) or deferred compensation account
(b)	held in trusts for the benefit of an immediate family member for which the director or executive officer is the trustee
(c)	pledged shares and corresponding outstanding loan balances are as shown below:

	Pledged Shares	Outstanding Balance
Darren Field	6,195	$350,000
John Kuhlow	2,665	—
John N. Roberts, III	217,028	$7,086,005
Kirk Thompson	8,000	—
All executive officers and directors as a group	241,487	$7,678,005

our share pledging policy is further discussed in the Stock Pledging section of the Compensation Discussion and Analysis on page 49.

(2)	Indirect beneficial ownership includes shares owned by the director or executive officer:
(a)	as beneficiary or trustee of a personal trust
(b)	by a spouse or as trustee or beneficiary of a spouse’s trust
(c)	held in trusts for the benefit of an immediate family member for which the director or executive officer’s spouse is the trustee
(d)	in a spouse’s retirement account

(3)	Calculated on the basis of 104,850,464 shares of common stock outstanding of the Company on March 8, 2022.

(4)

The reporting person disclaims beneficial ownership of these shares, which are held in limited partnerships or trusts. This report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for the purposes of Section16 or for any other purposes.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	27

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of NASDAQ, the stock exchange on which our common stock is traded. Key corporate governance principles observed by the Board and Company include:

●	maintaining a Board composed of a majority of directors who satisfy the criteria for independence under the NASDAQ listing standards,
●	establishment of the position of Independent Lead Director,
●	utilization of independent director executive session meetings,
●	requiring that all committees of the Board be comprised solely of independent directors,
●	establishment of formal charters outlining the purpose, composition, and responsibility of each committee of the Board,
●	granting authority to all committees of the Board to retain outside, independent advisors and consultants as needed,
●	establishment of qualification guidelines for director nominees,
●	continual evaluation of current director performance and qualifications,
●	limitation and preapproval of director membership on other corporate boards,
●	maintaining Board diversity in both gender and ethnic representation,
●	review of the Company’s plan for succession of management,
●	adoption of Corporate Governance Guidelines, including director attendance expectations, and
●	adoption of a formal Code of Ethical and Professional Standards applicable to all directors, officers, and employees of the Company.

You can access and print the Charters of our Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee (Corporate Governance Committee), as well as our Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees, Whistleblower Policy, and other Company policies and procedures required by applicable law, regulation, or NASDAQ corporate governance listing standards on the “Corporate Governance” page of the “Corporate Responsibility” section of our website at jbhunt.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.

Attention: Corporate Secretary

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

28	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence under the NASDAQ corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no material relationship with the Company or any of its subsidiaries pursuant to the NASDAQ corporate governance listing standards. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable, and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

Applying these independence standards, the Board has determined that Douglas G. Duncan, Francesca M. Edwardson, Sharilyn S. Gasaway, Gary C. George, Thad Hill, Gale V. King, and James L. Robo are all independent. After due consideration, the Board has determined that none of these current or nominated nonemployee directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder, or officer of any organization that has a relationship with the Company or any of its subsidiaries) and that they all meet the criteria for independence under the NASDAQ corporate governance listing standards.

Risk Management and Oversight

As previously described in their biographies, current members and director nominees of our Board represent diverse backgrounds of business and academic experience. The Board, as a whole, performs the risk oversight of the Company and does not assign the task or responsibility to any one member or a committee. Therefore, the Board believes that the current and nominated members each possess unique yet complementary experiences and backgrounds that create diverse points of view, opinions, personalities, and management styles that allow for the proper risk management and oversight of the Company.

Independent Lead Director

The Board has established the position of Independent Lead Director, to which James L. Robo was appointed. The Independent Lead Director directs the executive sessions of independent directors at the Board meetings at which the Chairman is not present and has authority to call meetings of independent directors. The Independent Lead Director facilitates communication between the Chairman, the CEO, and the independent directors, as appropriate, and performs such other functions as the Board directs.

Independent Director Meetings

Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with discussion led by the Independent Lead Director.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	29

Corporate Governance

Director Recommendations by Stockholders

In addition to recommendations from Board members, management, or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least 2% of the outstanding shares of the Company’s common stock for at least one year from the date the recommendation is submitted. For director candidate recommendations to be included in the annual proxy statement, stockholders must submit recommendations in writing by certified mail to the Company’s Corporate Secretary delivered not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting. Accordingly, for the 2023 Annual Meeting of Stockholders, director candidates must be submitted to the Company’s Corporate Secretary on or before November 24, 2022. Director candidates submitted by stockholders must contain at least the following information:

●	the name and address of the stockholder or group of stockholders making the recommendation (Recommending Stockholder),
●	the number of shares of the Company’s common stock beneficially owned by the Recommending Stockholder and the dates such shares were purchased,
●

if the Recommending Stockholder is not the registered holder of such shares, proof of beneficial ownership of such shares in compliance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended,

●	the name, age, business address, and residence of the recommended director candidate (Candidate),
●	the principal occupation or employment of the Candidate for the past five years,
●

a description of the Candidate’s qualifications to serve as a director, including financial expertise and why the Candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards,

●	the number of shares of the Company’s common stock beneficially owned by the Candidate, if any, and
●

a description of the arrangements or understandings between the Recommending Stockholder and the Candidate, if any, or any other person pursuant to which the Recommending Stockholder is making the recommendation.

In addition, the Recommending Stockholder and the Candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

●

the Candidate consents to being a director candidate and, if nominated and elected, he or she will serve as a director representing all of the Company’s stockholders in accordance with applicable laws and the Company’s Articles of Incorporation and Bylaws,

●

the Candidate, if elected, will comply with the Company’s Corporate Governance Guidelines and any other applicable rules, regulations, policies, or standards of conduct applicable to the Board and its individual members,

●

the Recommending Stockholder will maintain beneficial ownership of at least 2% of the Company’s issued and outstanding common stock through the date of the Annual Meeting for which the Candidate is being recommended for nomination and that, upon the Candidate’s nomination and election to the Board, the Recommending Stockholder intends to maintain such ownership throughout the Candidate’s term as director, and

●

the Recommending Stockholder and the Candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the Candidate, including a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Corporate Governance Committee or its representative.

For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the “Directorship Guidelines and Selection Policy” on the “Corporate Governance” page of the “Corporate Responsibility” section of our website at jbhunt.com. The Corporate Governance Committee will consider all Candidates submitted through its established processes and will evaluate each of them, including incumbents, based on the same criteria. In the event a Candidate of a Recommending Stockholder is subsequently nominated by the Corporate Governance Committee and the Board, included in the Company’s Proxy Statement, and does not receive at least 25% of the votes cast in the related election of Directors, the Candidate is prohibited from again serving as a Candidate for four years from the date of the annual meeting in question.

30	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

If a stockholder desires to nominate a director candidate for election at the Annual Meeting but does not intend to recommend the candidate for consideration by the Corporate Governance Committee and inclusion in the Company’s proxy materials for the Annual Meeting, such stockholder must comply with the procedural and informational requirements described in Section 2.13 of the Company’s Bylaws, a copy of which may be obtained upon written request to the Corporate Secretary of the Company.

The policies and procedures as set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Board Composition and Director Qualifications

The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders, or professional search firms. Generally, director candidates should, at a minimum:

●	possess relevant business and financial expertise and experience, including a basic understanding of fundamental financial statements,
●	have exemplary character and integrity and be willing to work constructively with others,
●	have sufficient time to devote to Board meetings and consultation on Board matters, and
●	be free from conflicts of interest that violate applicable law or interfere with director performance.

In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

●	the capacity and desire to represent the interests of the Company’s stockholders as a whole,
●	diverse backgrounds with respect to business experience, professional expertise and knowledge, individual perspectives, gender, and ethnicity that support Board dynamics and effectiveness,
●	leadership experience and sound business judgment,
●	accomplishments in their respective field, with superior credentials and recognition,
●	experience in skillful management or oversight of a publicly held company,
●	personal and professional reputation for industry, integrity, honesty, candor, fairness, and discretion,
●	willingness and ability to devote sufficient time and diligence towards the fulfillment of responsibilities,
●	free from any conflict of interest,
●	knowledge of the critical aspects of the Company’s business and operations, and
●	the ability to contribute to the mix of skills, core competencies, diversity, and qualifications of the Board through expertise in one or more of the following areas:

>	accounting and finance
>	mergers and acquisitions
>	business and management
>	law
>	academia
>	strategic planning
>	investor relations
>	executive leadership development
>	executive compensation
>	service as a senior officer of, or a trusted adviser to senior management of, a publicly held company.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	31

Corporate Governance

The current and nominated independent members of the Board each possess the general skills, experience, attributes, and qualifications that make them a proper fit for the Company’s Board as described above. Specific strengths and qualities possessed by each member that makes him or her eligible to serve on the Company’s Board include:

Douglas G. Duncan– 30 years of experience in the transportation industry

Francesca M. Edwardson– business experience in the transportation industry, law, human resources, and corporate governance

Sharilyn S. Gasaway– accounting, finance, mergers and acquisitions, and regulatory experience

Gary C. George– business experience related to managing a diversified business headquartered in Springdale, Arkansas

Thad Hill– financial expertise in capital markets and business experience managing a diverse and geographically dispersed workforce

Gale V. King– human resource experience with a large and diverse workforce and leadership experience

James L. Robo– financial expertise, leadership experience, and business experience related to equipment and the transportation industry

Messrs. Garrison, Hunt, Roberts, and Thompson, as nonindependent directors, have extensive work experience and history with the Company from its origins, which the Board believes is critical to its composition.

Overboarding

To further facilitate each director’s ability to effectively serve as a member of the Board, each director is limited to serving on no more than four boards of directors of publicly held companies in total, including that of the Company. In addition, a director is required to obtain Board approval prior to joining the board of another publicly held company, which allows the Board to exercise its judgment regarding various considerations and potential conflicts of interest.

Board Diversity

As indicated by the criteria above, the Board prefers a mix of background and experience among its members. Furthermore, our current and nominated Board is diverse both in gender and ethnic representation, with more than 25% of our current and nominated members reflecting female or minority demographics. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust yet mutually respectful deliberation that occurs at Board and Committee meetings.

32	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

The table below highlights the current gender identity and demographic background of the members of the Board, in compliance with Nasdaq’s Listing Rule 5605:

Board Diversity Matrix (As of March 8, 2022)
Total Number of Directors: 11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LBGTQ+	1
Did Not Disclose Demographic Background	—

Board Leadership Structure

The Company split the titles, roles, and responsibilities of the Chairman of the Board and Chief Executive Officer in 1985. The Company and the Board believe that, while the duties may be performed by the same person without consequence to either Company operations or stockholders’ interest, separation of duties allows the Chairman to focus more on active participation by the Board and oversight of management, while the Chief Executive Officer is better able to focus on day-to-day operations of the Company.

Communications With The Board

Stockholders and other interested parties may communicate with the Board, Board Committees, or the independent or nonmanagement directors, each as a group or any director individually, by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient and author, state whether the author is a stockholder of the Company, and be forwarded to the following address via certified mail:

J.B. Hunt Transport Services, Inc.

Attention: Corporate Secretary

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

The directors of the Company have instructed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or that are substantially incomplete.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	33

Corporate Governance

Board Meetings and Annual Meeting Attendance

The Board held six scheduled meetings during the 2021 calendar year. All directors attended at least 75% of the aggregate of the Board meetings and committee meetings on which each served during 2021, and all members of the Board attended the 2021 Annual Meeting of Stockholders. As a safety precaution due to the COVID-19 pandemic, the Board members attended the 2021 Annual Meeting by teleconference but were available for questions from shareholders. The Company has adopted Corporate Governance Guidelines which stress the importance of attendance, director preparedness, and active and effective participation at Board and Board Committee meetings.

Board Committees

Standing committees of the Board include the Audit, Compensation, and Corporate Governance committees. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation, or removal.

The following table summarizes the membership of the Board and each of its committees and the number of times each met during calendar year 2021:

Director	Audit	Compensation	Corporate Governance
Douglas G. Duncan	X		X
Francesca M. Edwardson	X		X
Sharilyn S. Gasaway	Chair	X	X
Gary C. George		X	Chair
Thad Hill		X	X
Gale V. King		X	X
James L. Robo		Chair	X
Number of Meetings in 2021	10	3	4

On January 21, 2022, the Corporate Governance Committee recommended, and the Board approved, the same committee assignments as 2021 for 2022.

34	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

Audit Committee

Under the terms of its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal audit functions and risk management policies and practices, and the audit of the Company’s financial statements and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of the Company’s management, internal auditors, and the independent registered public accounting firm.

In fulfilling its duties, the Audit Committee, among other things, shall:

•	select, appoint, retain, terminate, compensate, and oversee the work of the independent registered public accounting firm serving as the Company’s independent auditors,
•	approve all audit engagement fees and terms and pre-approve, or establish procedures for pre-approval of, all services provided by the independent auditors or other registered public accounting firm,
•

select, appoint, retain, terminate, compensate, and oversee the work of any other registered public accounting firm engaged to prepare or issue an audit report or perform other audit, review, or attest services for the Company,

•	review the qualifications, performance, independence, and objectivity of the independent auditors,
•

annually review the independent auditors’ report on its internal quality control procedures and any material issues raised by the most recent internal quality control review, peer review, or Public Company Accounting Oversight Board review or inspection;

•

review and discuss with the independent auditors their responsibilities, overall audit strategy, the scope and timing of the annual audit, any significant risks identified, and the results, including significant findings, of the audit,

•

review and discuss with the independent auditors all critical accounting policies and practices to be used in the audit, alternative treatments of financial information within generally accepted accounting principles, and other material written communications between auditors and management,

•	review, discuss with the independent auditors, and approve the functions of the Company’s internal audit department,
•

review and discuss with the independent auditors and management any audit problems or difficulties, significant disagreements with management, and management’s response to any such problems, difficulties or disagreements; and resolve any disagreements between the Company’s auditors and management,

•

review with management and the independent auditors any major issues regarding accounting principles and financial statement presentation, any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements,

•

review with management, the internal audit department, and the independent auditors the adequacy and effectiveness of the Company’s internal controls over financial reporting and any fraud involving management or other employees with a significant role in such internal controls,

•

review and discuss with management and the independent auditors the Company’s disclosure relating to its internal controls over financial reporting and the independent auditors’ report on the effectiveness of the Company’s internal controls over financial reporting to be included in the Company’s annual report on Form 10-K;

•	review and discuss with the independent auditors the auditors’ evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	35

Corporate Governance

•	review the scope and performance of the department’s internal audit plan and review and approve the hiring or dismissal of the internal audit manager,
•

review and discuss with management and the internal audit department the risks faced by the Company and the policies, guidelines and processes by which management assesses and manages the Company’s risks,

•	review with management annually the Company’s cybersecurity and other information technology risks, controls and procedures,
•

review with the General Counsel and outside legal counsel, where appropriate, any legal and regulatory matters, including legal cases against or regulatory investigations of the Company and its subsidiaries, that could have a significant impact on the Company’s financial statements

•

review and discuss with the independent auditors and management the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC,

•	review and discuss earnings news releases with management and the independent auditors,
•	prepare, or oversee the preparation of, a report of the Committee to be included in the Company’s Proxy Statement,
•

establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters,

•	annually review and assess the adequacy of the Committee’s charter and recommend any proposed changes to the Board for approval,
•	annually conduct a self-evaluation of its performance, and
•	otherwise comply with its responsibilities and duties as set forth in the Company’s Audit Committee Charter.

The Board has determined that each member of the Audit Committee satisfies the independence and other requirements for audit committee membership of the NASDAQ corporate governance listing standards and SEC requirements. The Board has also determined that the majority of the members of the Audit Committee have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing, or evaluating financial statements, or actively supervising one or more persons engaged in such activities, and their experience of overseeing or assessing the performance of companies and public accountants with respect to preparation, auditing, or evaluation of financial statements. For additional information concerning the Audit Committee, see “Report of the Audit Committee” set forth below.

36	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

Executive Compensation Committee

The Executive Compensation Committee (the Compensation Committee) shall:

•

review and approve annually the Company’s stated compensation strategy, including the annual corporate goals and objectives of the Chairman of the Board, the Chief Executive Officer, and other members of the executive management team,

•	determine and approve base salary compensation of the Company’s senior executive officers,
•

determine and approve annual equity-based awards for the Company’s officers as defined under Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act), with the exception of the Chairman of the Board and the Chief Executive Officer,

•	evaluate and recommend to the independent members of the Board, for their approval, base salary and annual equity-based awards for the Chairman of the Board and the Chief Executive Officer,
•	review annually and recommend to the Board the compensation for members of the Board,
•	review and approve the annual performance goals and objectives of the Company’s senior executive officers, including the Chief Executive Officer,
•	establish and certify the achievement of performance goals,
•	oversee the Company’s incentive compensation and equity-based compensation plans,
•	assess the adequacy and competitiveness of the Company’s executive and director compensation programs,
•	review and discuss with management the Compensation Discussion and Analysis and recommend whether such analysis should be included in the Proxy Statement filed with the SEC,
•	produce an Annual Report on executive compensation for inclusion in the Company’s Proxy Statement,
•

review and approve any employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each officer of the Company,

•	approve, disapprove, modify, or amend any non-equity compensation plans designed and intended to provide compensation primarily for officers,
•	make recommendations to the Board regarding adoption of equity-based compensation plans,
•	administer, modify, or amend equity-based compensation plans,
•	review annually the Company’s employee benefit programs, where appropriate, for shareholder or Board approval,
•	review and recommend to the Board the frequency with which the Company will conduct Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve any proposals related thereto,
•	review annually whether the Company’s executive compensation arrangements could create any material risks to the Company and evaluate policies and practices that could mitigate any such risk,
•

determine stock ownership guidelines for the executive management team, recommend stock ownership guidelines for the Chairman of the Board, the Chief Executive Officer, and members of the Board, and monitor compliance with such guidelines, and

•	otherwise comply with its responsibilities and duties as set forth in the Company’s Compensation Committee Charter.

None of the individuals currently serving or nominated to serve on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all current and nominated members of the Compensation Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	37

Corporate Governance

Nominating And Corporate Governance Committee

The Nominating and Corporate Governance Committee (the Corporate Governance Committee) shall:

•	annually review the Company’s Corporate Governance Guidelines and policies,
•	assist the Board in identifying, screening, and recruiting qualified individuals to become Board members,
•	propose nominations for Board membership and committee membership,
•	assess the composition of the Board and its committees,
•	oversee the performance of the Board and committees thereof, and provide recommendations to the Board to enhance the Board’s effectiveness,
•	review the Company’s plan for succession of management,
•	monitor compliance with the Company’s corporate code of ethics for directors, executive officers, and employees and oversee its implementation and enforcement
•	review the Company’s corporate code of ethics on an annual basis, or more frequently if appropriate, and recommend any changes as necessary to the Board,
•	oversee the Company’s strategies addressing environmental and social issues,
•	oversee and monitor the Company’s policies, activities, and expenditures with respect to government lobbying and advocacy and political contributions,
•	approve and review pledges of the Company’s common stock by directors and officers in accordance with the Company’s Insider Trading Policy,
•	monitor diversity and inclusion among the Company’s workforce and provide annual updates to the Board,
•	review any director resignation letter tendered in accordance with the Company’s director resignation policies, and evaluate and recommend to the Board whether such resignation should be accepted,
•	review and approve all related-party transactions (as required by law, NASDAQ rules, or SEC regulations),
•	annually conduct a self-evaluation of its performance, and
•	otherwise comply with its responsibilities and duties as set forth in the Company’s Corporate Governance Committee Charter.

The Board has determined that all current and nominated members of the Corporate Governance Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards.

Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees (the Code of Ethics) that applies to all of the Company’s directors, officers, and employees. The purpose and role of this Code of Ethics is to focus our directors, officers, and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty, and accountability. As required by applicable law, the Company will post on the “Corporate Governance” page of the “Corporate Responsibility” section of its website at jbhunt.com any amendments to or waivers of any provision of this Code of Ethics made for the benefit of executive officers or directors of the Company.

38	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines and policies to assist it in exercising its responsibilities to the Company and its stockholders. These guidelines and policies address, among other items, director qualifications and responsibilities, Board Committees, and nonemployee director compensation.

Delinquent Section16(a) Reports

Section16(a) of the Exchange Act requires each director, officer, and any individual beneficially owning more than 10% of the Company’s common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

To the Company’s knowledge, based solely on a review of such reports filed electronically with the SEC and written representations from the reporting persons that no other reports were required, the Company believes that all Section16(a) filings were made in a timely manner.

Certain Relationships and Related-Party Transactions

The Corporate Governance Committee is charged with the responsibility of reviewing and preapproving all related-party transactions (as defined in SEC regulations) and periodically reassessing any related-party transaction entered into by the Company. The Committee does not currently have any formal policy or procedures with respect to its review and approval of related-party transactions but considers each such transaction or proposed transaction on a case-by-case basis.

Bryan Hunt, one of our current directors, is the son of Johnelle Hunt, a principal stockholder of the Company.

Two sons-in-law of Kirk Thompson, Chairman of the Board of the Company, were employed by the Company in calendar year 2021. The first earned $772,106 and the second earned $412,726 in 2021 compensation. Shelley Simpson’s husband was employed by the Company in calendar year 2021 and earned $192,295 in 2021 compensation. Jennifer R. Boattini’s husband was employed by the Company in calendar year 2021 and earned $489,189 in 2021 compensation.

In the ordinary course of business, the Company has entered into Dedicated Contract Services® agreements with George’s, Inc. and certain of its affiliates, which are considered a related party. The customer agreements consist primarily of fleets of tractors and specialty trailers delivering feed and live poultry to and from plants located in Cassville, Missouri; Edinburg, Virginia; Harrisonburg, Virginia; and Mt. Jackson, Virginia, as well as other agreed-upon services on an as-needed basis. Gary C. George is Chairman of George’s, Inc. Mr. George was not involved in the establishment of these service agreements, nor did he solicit the Company’s services on behalf of George’s, Inc. or its affiliates. Total revenue earned in calendar year 2021 under these service agreements was $14.1 million. Services provided under these contracts are and will be carried out at arm’s length in the ordinary course of business and are being provided substantially on the same terms as those of unrelated parties for comparable transactions.

During 2021, the Company earned $38.1 million in revenue for transportation services provided to its customer Simmons Foods, Inc. The brother of John Roberts, President and Chief Executive Officer, is employed by Simmons Foods, Inc. as a Senior Vice President – Business Development & Sales Operations, Pet Food. Mr. Roberts was not involved in the solicitation or establishment of these services, which were provided at arm’s length in the ordinary course of business and were provided substantially on the same terms as those of unrelated parties for comparable transactions.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	39

Corporate Governance

In January 2021, the Company accepted a nonbinding proposal from DG Development & Acquisitions, LLC, a subsidiary of NextEra Energy, Inc., outlining the general terms of a proposed transaction for the sale of a photovoltaic solar generation and electric vehicle charging system. In February 2022, the Company finalized agreements with DG Build Transfer Holdings, LLC, a subsidiary of NextEra Energy, Inc., for the construction and sale of these solar-powered electric generating facilities and EV charging stations to be located in Benton County, Arkansas. James L. Robo, the Board’s independent lead director, is Executive Chairman of NextEra Energy, Inc. Mr. Robo was not involved in the negotiation of the transaction or any discussions with the Company regarding the transaction. The Company received and considered the transaction with DG Build Transfer Holdings, LLC at arm’s length in the ordinary course of business and substantially on the same terms as transactions with unrelated parties for a comparable transaction.

Additionally during 2021, the Company procured $541,205 in third-party purchased transportation services from Western Flyer Xpress. The son of John Roberts, President and Chief Executive Officer, was employed by Western Flyer Xpress during 2021 as a Regional Sales Manager. Mr. Roberts was not involved in the solicitation or establishment of these services, which were provided at arm’s length in the ordinary course of business and were provided substantially on the same terms as those of unrelated parties for comparable transactions.

Compensation Committee Interlocks and Insider Participation

During the 2021 calendar year, none of the Company’s executive officers served on the Board of Directors or Compensation Committees of any entity whose directors or officers served on the Company’s Board or Compensation Committee. No current or past executive officers or employees of the Company served on the Compensation Committee. Gary C. George, a member of the Compensation Committee of the Board, has an indirect material interest in related-party transactions between the Company and George’s, Inc. because he is the Chairman of George’s, Inc. Additionally, James L. Robo, Chair of the Compensation Committee of the Board, has an indirect material interest in a related-party transaction between the Company and DG Build Transfer Holdings, LLC, a subsidiary of NextEra Energy, Inc., because he is the Executive Chairman of NextEra Energy, Inc. Descriptions of the related-party transactions between the Company and George’s, Inc. during 2021 and the related-party transaction between the Company and DG Build Transfer Holdings, LLC are set forth in the Certain Relationships and Related-Party Transactions portion of the Corporate Governance section of this Proxy Statement.

40	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Principal Stockholders of the Company

The following table sets forth all persons known to be the beneficial owner of more than 5% of the Company’s common stock as of December 31, 2021. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole or shared power to vote or direct the voting of a security or the sole or shared power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
Johnelle Hunt(1) 3333 Pinnacle Hills Parkway Rogers, AR 72756	18,326,448	17.4%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	9,620,809	9.2%
T. Rowe Price Associates, Inc.(3) 100 East Pratt Street Baltimore, MD 21202	8,218,767	7.8%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	5,886,253	5.6%

(1)	Based on the stockholder’s Form 5, filed with the SEC on February 3, 2022.

(2)

Based on the most recent SEC filing by The Vanguard Group on Schedule 13G/A dated February 10, 2022. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, zero shares; shared voting power, 142,033 shares; sole dispositive power, 9,272,294 shares; and shared dispositive power, 348,515 shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

(3)

Based on the most recent SEC filing by T. Rowe Price Associates, Inc. on Schedule 13G/A dated February 14, 2022. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 3,012,174 shares; shared voting power, zero shares; sole dispositive power, 8,218,767 shares; and shared dispositive power, zero shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

(4)

Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A dated February 1, 2022. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 5,150,423 shares; shared voting power, zero shares; sole dispositive power, 5,886,253 shares; and shared dispositive power, zero shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	41

Compensation Discussion and Analysis

Introduction

This Compensation Discussion & Analysis (CD&A) provides information regarding the compensation paid to our President and Chief Executive Officer, Chief Financial Officer, and certain other executive officers who were the most highly compensated in calendar year 2021. These individuals, referred to collectively as “named executive officers” or NEOs, are identified below:

•	John N. Roberts, III– President and Chief Executive Officer
•	John Kuhlow– Chief Financial Officer and Executive Vice President
•	Shelley Simpson– Chief Commercial Officer and Executive Vice President of People and Human Resources
•	Nicholas Hobbs– Chief Operating Officer, President of Contract Services, and Executive Vice President
•	Darren Field – President of Intermodal and Executive Vice President

The Executive Compensation Committee (the Compensation Committee) operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Corporate Responsibility” section of the Company’s website at jbhunt.com. In carrying out its responsibilities, the Compensation Committee, among other things:

•	evaluates and recommends to the independent Board members, for their approval, the annual salaries and bonuses of the Chairman of the Board and the Chief Executive Officer,
•	reviews and approves annual corporate goals and objectives of the Chairman of the Board and the Chief Executive Officer and other Section 16 reporting officers,
•

recommends to the independent Board members, for their approval, equity-based compensation awards under the Company’s Management Incentive Plan (the MIP), as amended and restated, for the Chairman of the Board and the Chief Executive Officer,

•	reviews and approves equity-based compensation awards under the Company’s MIP, as amended and restated, for the Section 16 reporting officers,
•	establishes and certifies the achievement of performance goals under the Company’s incentive and performance-based compensation plans,
•	evaluates and recommends to the full Board, for their approval, annual compensation for the Company’s nonemployee directors,
•	reviews other Company executive compensation programs,
•	reviews and discusses the CD&A with management, and based on such review and discussion, recommends to the Board whether the CD&A should be included in the Proxy Statement,
•	reviews and approves the Compensation Committee report to the stockholders and the “say-on-pay” proposal to be included in the Proxy Statement, and
•	reviews and discusses whether the Company’s executive compensation arrangements could create any material risks to the Company.

The Chairman of the Board recommends to the Compensation Committee the form and amount of compensation to be paid to the Chief Executive Officer. The Chief Executive Officer provides recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to executive officers who report directly to him. Additionally, the Chairman of the Board, the Chief Executive Officer, and the Chief Financial Officer regularly attend Compensation Committee meetings, except for executive sessions. Upon request, management has provided to the Compensation Committee historical and prospective breakdowns of primary compensation components for each executive officer, wealth accumulation analyses, and internal pay equity analyses, as described in more detail below.

42	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

At our 2021 Annual Meeting, the stockholders approved, on an advisory basis, the compensation of the named executive officers (96.8% of votes cast). The Compensation Committee believes this level of stockholder support reflects a strong endorsement of the Company’s compensation policies and decisions. The Compensation Committee has considered the results of the last advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2022 and has determined that these policies and decisions are appropriate and in the best interests of the Company and its stockholders at this time. In addition, at our 2017 Annual Meeting, the stockholders voted for approval of a frequency of holding advisory votes every year with respect to named executive officer compensation (93.4% of votes cast). Accordingly, an advisory vote on executive compensation has been included as Proposal Number Two within this Proxy Statement.

In 2021, the Compensation Committee engaged Meridian Compensation Partners, LLC (Meridian) to review the Company’s executive compensation policies and practices. Meridian was also directed to assist with the development of a comparable peer group for executive compensation purposes and to benchmark compensation levels for the NEOs. Meridian is retained by, and reports to, the Compensation Committee to provide compensation analyses and consultation at the Committee’s request, and Meridian participated in all of the regularly scheduled Compensation Committee meetings in 2021. The Committee has assessed the independence of Meridian pursuant to applicable SEC and NASDAQ rules and concluded that Meridian’s work for the Committee does not raise any conflict of interest.

Historically, the Compensation Committee meets during the first quarter to finalize discussion regarding the Company’s performance goals for the previous and current year with respect to performance-based compensation to be paid to executive officers, to review and discuss the CD&A with management, and to approve its report for the Proxy Statement. These goals are approved within 90 days of the beginning of the year. In addition, during this and other regularly scheduled meetings throughout the year, the Compensation Committee meets to:

•	discuss any new compensation issues,
•	review base compensation, bonus, and MIP award analyses,
•	approve the engagement of the compensation consultant for annual executive and director compensation surveys,
•	review and discuss information provided by the compensation consultant and the recommendations made by the Chairman of the Board and the Chief Executive Officer,
•	review the performance of the Company and the individual officers,
•	approve short-term cash bonus and long-term incentive awards, and
•	determine executives’ base salaries.

Management also advises the full Board, including the Compensation Committee members, throughout the year of any new issues and developments regarding executive compensation.

Compensation Philosophy and Principles

The Compensation Committee acknowledges that the transportation industry is highly competitive and that experienced professionals have career mobility. The Company believes that it competes for executive talent with a large number of companies, some of which have significantly larger market capitalizations and others of which are privately owned. Retention of key talent remains critical to our success. The Company’s need to focus on retention is compounded by its size and geographic location. The Company’s compensation program is structured to attract, retain, and develop executive talent with the ability to assume a broad span of responsibilities and successfully lead complex business units to market-leading positions in the industry. The Compensation Committee believes that the ability to attract, retain, and provide appropriate incentives for professional personnel, including the senior executive officers and other key employees of the Company, is essential to maintaining the Company’s leading competitive position, thereby providing for the long-term success of the Company. The Compensation Committee’s goal is to maintain compensation programs that are competitive within the transportation industry. Each year, the Compensation Committee reviews the executive compensation program with respect to external competitiveness and linkage between executive compensation and creation of stockholder value and determines what changes, if any, are appropriate.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	43

Executive Compensation

The overall compensation philosophy of the Compensation Committee and management is guided by the following principles:

•

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate, and retain high-performance talent to achieve and maintain a leading position in our industry. Our total compensation package should be strongly competitive with other transportation and logistics companies.

•

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational, and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

•

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

•

Long-term incentive compensation, the Company’s Management Incentive Plan (the MIP), should be closely aligned with stockholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of stockholders with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are expected to own Company stock. The expectations are discussed in this CD&A under the caption “Stock Ownership Guidelines.”

The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity, and people, including:

•

setting, implementing, and communicating strategies, goals, and objectives to ensure that the Company grows revenue and earnings at rates that are comparable to or greater than those of our peers and that create value for our stockholders,

•	motivating and exhibiting leadership that aligns the interests of our employees with those of our stockholders,
•	developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry,
•	constantly renewing the Company’s business model and seeking strategic opportunities that benefit the Company and its stockholders, and
•	implementing a discipline of compliance and focusing on the highest standards of professional conduct.

44	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Process of Setting Compensation

Benchmarking Against a Peer Group

The Compensation Committee engaged Meridian to perform a competitive market assessment for the NEOs to evaluate base salary, target annual incentives, target total cash compensation, long-term incentives, and total direct compensation.

The assessment involved the use of a peer group, as noted below, consisting of 14 transportation and logistics companies in the national marketplace as well as companies of comparable size, complexity of operations, or similar customer base. These companies represent both business competition and the most relevant labor market for our executives.

C.H. Robinson Worldwide, Inc.	CSX Corporation	Expeditors Int’l of Washington, Inc.
Hub Group, Inc.	Kansas City Southern	Knight-Swift Transportation Holdings, Inc.
Norfolk Southern Corporation	Old Dominion Freight Line, Inc.	Republic Services Inc.
Ryder System, Inc.	Schneider National Inc.	Stericycle Inc.
Waste Management Inc.	XPO Logistics Inc.

No changes were made to the peer group in 2021.

Compensation Analysis Tools

In addition to the competitive compensation survey information for each officer that was compiled, the Compensation Committee also reviewed historical executive compensation. The Compensation Committee anticipates that pertinent compensation information will continue to be developed and enhanced to allow the Committee to perform the most relevant analyses practicable.

Our objective for total executive compensation is to target a competitive range around the 50th percentile of the peer group. We believe that a sizeable portion of overall compensation should be at risk and tied to stockholder value. Historically, our bonuses have been tied to operating income, earnings before taxes (EBT), revenue, earnings per share (EPS), or other identified metrics. As performance against these metrics increases, so do executive bonuses. Long-term incentives are used as tools to reward executives for current and future performance, to encourage an executive to remain with the Company, and to align the executive’s interests with those of our stockholders. As part of our long-term incentive strategy, executives are expected to maintain stock ownership values as a multiple of their base salaries. Long-term incentives for NEOs are performance-based. While certain components of compensation are directly tied to the Company’s reported financial performance, sufficient accounting and operational controls are in place and tested effectively to ensure that the Company’s compensation practices and policies, including those for nonexecutives, are not reasonably likely to have a material adverse effect on the Company.

Our Company has a 401(k) plan that assists participants in providing for retirement. The Company contributes to each NEO’s account per year based on the NEO’s voluntary contribution amount. The accumulated value in unvested equity-based awards and stock owned currently is critical to each executive’s ability to adequately provide for his or her retirement.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	45

Executive Compensation

Long-Term Compensation Analyses and Policies

With respect to long-term, equity-based awards, the Company maintains the MIP. The MIP was originally adopted and approved by the Board on March 17, 1989, and an amended and restated MIP was subsequently approved by the stockholders on May 11, 1995. The MIP has been amended and restated a number of times since its adoption, and all amendments requiring approval of the stockholders have been approved, with the last approval occurring at our Annual Meeting of Stockholders held in 2017. Currently, there are 44 million shares of common stock authorized for issuance under the MIP, of which approximately 4.6 million shares are available for future equity-based awards.

Performance-based restricted share units, time-vested restricted share units, and stock options of the Company may be granted under the MIP in an effort to link future compensation to the long-term financial success of the Company. These equity-based awards are granted to executive officers, including the NEOs, and other key employees and are intended to attract and retain employees, to provide incentives to enhance job performance, and to enable those persons to participate in the long-term success and growth of the Company through an equity interest in the Company.

The Company does not have a formal policy, but has an established practice described below, with respect to the granting of any form of equity compensation. The Company does not have a policy or practice of either timing equity-based compensation grants to current or new executive officers, or timing the release of material, nonpublic information to affect the value of executive compensation. Recommendations for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer, are presented to the Compensation Committee by the Chief Executive Officer. The Chairman of the Board recommends to the Compensation Committee the award for the Chief Executive Officer. The Compensation Committee approves or adjusts the award using the above tools for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer. The awards for the Chairman of the Board and Chief Executive Officer are recommended by the Compensation Committee and submitted for final approval to the Company’s independent Board members. This process occurs during our first-quarter Board and Committee meetings in late January of each year to better coincide with the reporting of annual financial and operating results. We consider this our annual award date. In 2021, annual award grants totaling 413,137 units were made on January 21, the date of the first-quarter Board meeting of 2021. Grants have been made in months other than the annual award dates on a very limited basis. The limited exceptions to this grant-date practice have included, for example, the hiring of a key employee or the promotion of an employee to a stock-eligible position.

The Compensation Committee typically grants performance-based restricted share units to the NEOs of the Company. Each grant typically vests incrementally over a vesting schedule ranging from two to ten years, subject to service and performance conditions. Each portion that vests in a particular year, or each tranche, of performance-based awards is contingent on the Company’s attainment of predetermined performance goals established by the Compensation Committee. Historically, the Compensation Committee has predominantly set operating income targets for each tranche of performance-based restricted share units granted to NEOs. Therefore, while an NEO may receive a grant that vests over a period of years, the operating income performance goal must be met for each tranche in order for the NEO to receive the full value of the grant. Failure to meet the operating income goal for any tranche would cause that portion of the total grant to be forfeited by the NEO.

46	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

In 2020, the Compensation Committee expanded the performance conditions placed on the NEO restricted share unit awards granted. Three-fourths of the annual NEO restricted share units awarded are subject to future annual operating income targets with incremental vesting, consistent with past awards, while the remaining one-fourth are contingent on two additional metrics measured cumulatively over three years with single cliff vesting at the end of the three-year performance period. One-half of the three-year cliff vesting portion (one-eighth of the total award) is contingent on the Company’s attainment of a predetermined range of future earnings before interest, taxes, depreciation, and amortization (EBITDA) targets. The vesting range requires a minimum threshold of EBITDA to be met before any vesting occurs. Depending on the extent to which actual EBITDA exceeds the minimum threshold of the range, the ultimate vesting of the awards can range from 0% to 150% of the original units granted. The remaining one-eighth portion of the total annual award is contingent on the Company’s attainment of a targeted three-year return on invested capital (ROIC) relative to the ROIC consistently calculated for the same reporting periods for each company included in the following additional independent peer group of 13 transportation and logistics companies in the national marketplace:

C.H. Robinson Worldwide, Inc.	CSX Corporation	Expeditors Int’l of Washington, Inc.
Forward Air Corporation	Hub Group, Inc.	Kansas City Southern
Knight-Swift Transportation Holdings, Inc.	Landstar System, Inc.	Norfolk Southern Corporation
Old Dominion Freight Line, Inc.	Ryder System, Inc.	Schneider National Inc.
XPO Logistics Inc.

Depending on which level of ROIC is obtained, the ultimate vesting of the awards can range from 0% to 200% of the original units granted. Consistent with prior grants, all performance criteria used within the awards were established by the Compensation Committee. The Compensation Committee intends to continue to evaluate expansion of equity-based awards subject to these performance conditions in the future.

The Compensation Committee believes that restricted share units are currently more effective than stock options in achieving the Company’s compensation objectives, as these grants are subject to less market volatility and are less dilutive to stockholders. NEOs realize immediate value as restricted share units vest, with such value increasing as the Company’s stock performance increases. Cash dividends are not paid and there are no voting rights on unvested restricted share units.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	47

Executive Compensation

As stated above, the Company does not have a policy or practice of timing the grant of equity-based awards and the release of material, nonpublic information in a manner that would affect compensation for new or current executive officers, nor has it deliberately or knowingly done so. In the event that material, nonpublic information becomes known to the Compensation Committee, the Company, or its employees at a time when such information could affect or otherwise impact the imminent grant of equity-based compensation, management and the Compensation Committee will take the existence of such information under advisement and determine whether to delay the grant of such equity-based compensation to a later date to avoid the appearance of any impropriety.

Deductibility of Compensation and Other Regulatory Considerations

Section162(m) of the Internal Revenue Code, as amended (the Code), places a limit of $1 million on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated executive officers whose compensation is required to be disclosed in the Company’s annual Proxy Statement (the Covered Employees).

In reviewing the effectiveness of the Company’s compensation program, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Additionally, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, nor in all circumstances, limit executive compensation to that which is deductible under the Code. The Company has not adopted a policy requiring all compensation to be deductible.

In 2021, the following compensation paid was not deductible by the Company:

John N. Roberts, III	$6,618,656
John Kuhlow	168,185
Shelley Simpson	3,367,507
Nicholas Hobbs	2,853,844

Derivative Trading, Hedging, and Trading Plans

The Company has a policy that prohibits directors, officers, and other covered employees from engaging in short sales or in transactions involving derivatives based on the Company’s common stock, such as option contracts, straddles, collars, hedges, and writing puts or calls. In addition, the Company’s policy requires that directors, officers, and other covered employees must inform the Office of the Chief Financial Officer before buying or selling any beneficially owned common stock of the Company or entering into a trading plan under the SEC’s Rule 10b5-1.

48	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Stock Pledging

On January 20, 2022, the Company adopted a formal policy regarding the pledging of shares by our directors and officers. Under this policy, directors and officers are prohibited from holding shares of Company stock in a margin account, but may pledge Company stock as collateral for a loan (but not margin debt), provided that:

•

His or her ownership of Company stock, excluding any shares pledged or proposed to be pledged, meets and continues to meet the Company’s stock ownership guidelines applicable to the pledging director or officer during the period in which such shares are pledged as security; and

•

The amount of the financial obligation secured by the pledged shares is disclosed in the Company’s proxy statement for its next annual meeting of stockholders and in each succeeding annual proxy statement while the shares are pledged. See “Security of Ownership of Management” on page 26 of this Proxy Statement.

If a director or officer wishes to execute any new pledge of shares, or pledge of additional shares, of Company stock as collateral for a loan, a request for approval must be submitted to the Corporate Governance Committee at least three weeks prior to the proposed pledge. However, pre-approval by the Corporate Governance Committee is not required for any shares pledged prior to January 20, 2022 or future pledges made upon a renewal of a financial obligation secured by shares that were pledged prior to January 20, 2022, or previously approved by the Corporate Governance Committee, unless additional shares are proposed to be pledged in connection with such renewal. The Corporate Governance Committee will annually review any pledges of the Company’s common stock by directors and officers to assess whether the conditions described above continue to be met and whether such pledges pose any unnecessary risks to the Company.

Stock Ownership Guidelines

To motivate the Company’s officers and senior management to emulate its stockholders, the Company expects its management to own Company stock at levels described in the table shown below within five to eight years of accepting the relevant position.

Stock ownership is defined as stock owned:

•	directly or indirectly, and/or
•	through the Company’s 401(k) Employee Retirement Plan.

Position	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
Executive Vice Presidents	3.5 times
Senior Vice Presidents	2.75 times
Vice Presidents	2.5 times

The Compensation Committee has determined that as of the most recent annual award date, all of the Company’s officers and members of senior management covered by these guidelines had met their ownership goals or were within the permitted period of time to meet such goals.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	49

Executive Compensation

Stock Retention Policy

In addition to the stock ownership guidelines indicated above, the Company expects all shares obtained by an NEO from the vesting or exercise of restricted share units and stock options to be retained until the established ownership levels have been achieved. The Company does not have any other stock retention policy.

Recovery of Awards

The Company does not have a policy, other than required by law, requiring replacement of awards or payments as a result of an officer’s illegal transactions or restatements. However, the Compensation Committee has formally adopted and explicitly communicated the “clawback” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act with regard to annual cash bonus awards paid to the Company’s executive officers. With regard to equity-based awards, the MIP gives the Company broad discretion to reduce, cancel, seek to forfeit, or recoup any Plan participant’s awards upon the breach of any agreement with or obligation to the Company, violation of any Company policy or procedure, or engagement in conduct that is otherwise detrimental to the business or reputation of the Company. Since becoming a public company in 1983, the Company has had no illegal actions by its officers or restatements of financial information.

Summary

The Company intends to continue its practice of compensating its executives through programs that emphasize performance. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between:

•	base salary and incentive compensation,
•	short-term and long-term compensation, and
•	cash and noncash compensation.

Each is determined and measured by:

•	competitive compensation data,
•	financial, operational, and strategic goals,
•	long-term and short-term performance of the Company compared with its peer group, and
•	individual contribution to the success of the Company.

The Committee also reviewed its compensation strategy in general and specific components of total direct compensation and determined that none of the Company’s compensation programs, individually or as a whole, would create risks that are reasonably likely to have a material adverse effect on the Company. The Committee presented its review and conclusion to the entire Board.

50	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

2021 Compensation

Elements of Compensation

The Company’s primary compensation components are summarized below. Generally, the Company’s compensation program consists of an annual base salary, short-term cash incentive awards, and an annual long-term, equity-based award. Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental, and vision plans, and various insurance plans, including disability and life insurance, all of which are available to all employees on a nondiscriminatory basis. The Company provides limited perquisites to executive officers and other key employees as described in more detail on page 57 under the section titled “Other Perquisites.”

Total direct compensation for executive officers, including the NEOs, consists of one or more of the following components:

•	base salary,
•	annual performance-based incentive cash bonus awards,
•	long-term incentive/equity-based compensation,
•	health and welfare benefits, and
•	other benefits.

The table below provides a summary of the description and purpose of each component of our incentive compensation.

Incentive Compensation Component	Description	Purpose
Company Bonus Plan (Cash)	Annual bonus plan based on operating income, with bonus payouts calculated as a percentage of base salary	To encourage individuals with greater roles and the abilities to directly impact strategic direction and long-term results
Performance Growth Incentive Plan (Cash)	Annual bonus plan that uses a blended bonus calculation requiring the minimum threshold of both net revenue growth and EBT to be met before payout occurs
Performance-Based Units – Operating Income (Equity)	Awards of restricted share units that are subject to future annual operating income targets with incremental vesting

To encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of stockholders with a meaningful stake in the Company, as well as to focus on long-term career orientation

Performance-Based Units – EBITDA (Equity)

Awards of restricted share units that are contingent on the Company’s attainment of a predetermined matrix of future earnings before interest, taxes, depreciation, and amortization (EBITDA) targets based on EBITDA compound annual growth rates

Performance-Based Units – Relative ROIC (Equity)

Awards of restricted share units that are contingent on the Company’s attainment of a targeted three-year return on invested capital (ROIC) relative to the ROIC consistently calculated for the same reporting periods for companies included in an independent peer group

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	51

Executive Compensation

The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. In determining annual compensation, the Compensation Committee reviews all elements of compensation separately and in the aggregate. These compensation components are comparable to those of the Company’s competitors and peer group.

In its review of executive compensation, and, in particular, in determining the amount and form of incentive awards discussed below, the Compensation Committee generally considers several factors. Among these factors are:

•	market information with respect to cash and long-term compensation for its peer group,
•	amounts paid to the executive officer in prior years as salary,
•	annual bonus and other compensation,
•	the officer’s responsibilities and performance during the calendar year, and
•	the Company’s overall performance during prior calendar years and its future objectives and challenges.

Cash compensation for our NEOs varies as the operating income of the Company changes or with the growth of the combination of revenue and EBT, due to the nature of our bonus plans described below. Grants of performance-based restricted share units are typically made annually.

It has been the policy of the Company to put a significant portion of the executive’s compensation at risk. This is accomplished by our cash bonus plans, which are directly tied to operating income, revenue, and EBT growth and the issuance of performance-based restricted share units. Equity-based awards from the MIP vest over a time period usually from two to ten years. These awards are subject to forfeiture if the employee leaves the Company. Furthermore, the future vesting of performance-based equity awards is contingent on the Company’s attainment of predetermined performance metrics established by the Committee. The Committee and management believe that the proportion of compensation at risk should rise as the employee’s level of responsibility increases.

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the individual performances of the NEOs. The Compensation Committee considers actual results against pre-established goals and also bases its compensation decisions for the NEOs on:

•	leadership,
•	the execution of business plans,
•	strategic results,
•	operating results,
•	growth in operating income, revenue and EBT, or other identified metrics,
•	size and complexity of the business,
•	experience,
•	strengthening of competitive position,
•	analysis of competitive compensation practices, and
•	assessment of the Company’s performance.

Where possible, the above criteria were compared with the peer group selected as well as the Chief Executive Officer’s input for his direct reports and the Chairman of the Board’s input for the Chief Executive Officer.

52	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Base Salary

The Compensation Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for motivating and retaining the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention, and relative salaries of the peer group members. The Compensation Committee may elect not to increase an executive officer’s annual salary and has so elected in prior years. However, if warranted, the Compensation Committee may increase base salary where an executive officer takes on added responsibilities or is promoted.

In January 2021 and 2022, the Compensation Committee reviewed each NEO’s base salary and the independent Board members reviewed the Chief Executive Officer’s base salary. After applying the aforementioned guidelines, the independent Board members approved the salary increases listed below for John N. Roberts, III, and the Compensation Committee approved the salary increases listed below for the remaining NEOs.

	2020 Salary ($)	2021 Salary ($)	Increase For 2021 (%)	2022 Salary ($)	Increase For 2022 (%)
John N. Roberts, III	915,000	940,000	2.7	980,000	4.3
John Kuhlow	222,000	400,000	80.2	475,000	18.8
Shelley Simpson	540,000	600,000	11.1	625,000	4.2
Nicholas Hobbs	540,000	600,000	11.1	625,000	4.2
Darren Field	400,000	450,000	12.5	525,000	16.7

Annual Bonus Awards

The Company has in place a bonus plan tied to operating income (company bonus plan). Operating income is deemed an appropriate metric to determine operational efficiency and removes uncontrollable effects of change in income tax law. The Compensation Committee has also established a second bonus plan, referred to as the Performance Growth Incentive (PGI) plan, which was tied to year-over-year revenue growth and EBT. When management presents its budget for the year, the Compensation Committee establishes separate matrices of reported results with corresponding bonus payout levels for each of the cash bonus plans. These forecasted revenue and earnings results are based on customer freight trends, strategies for growth and controlling costs, and corporate strategies to maximize stockholder return. Once presented to the Board, the financial budget and bonus plan matrices remain fixed, though management continually reforecasts expectations based on actual results and on changing facts and assumptions. Changes in uncontrollable factors such as general economic conditions, railroad or port authority service issues, or rapidly fluctuating fuel costs can have a significant impact on the Company’s actual financial results. Therefore, as the Company performs against the original budget, the executives’ bonus performs against the pre-established matrices.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	53

Executive Compensation

Annual Bonus Payouts

For 2021, the company bonus plan was based on annual reported operating income and consisted of a single payout to be made in January 2022 based on the full year 2021 operating income matrix approved by the Compensation Committee. The established matrix consisted of operating income ranging from $750 million to $1.02 billion, translating to annual bonus payout percentages ranging from 5% to 65% of an executive’s base salary.

The 2021 annual bonus payout targets compared with actual reported operating income and actual payout percentages were as follows:

	Operating Income ($) (millions)				Bonus Payout % of Salary

Period	Min.	Target	Max.	Reported	Min.	Target	Max.	Actual
Annual	750	850	1,020	1,046	5	10	65	65

Actual earned bonus amounts for each NEO under the company plan are as follows:

Total Annual ($)
John N. Roberts, III	611,000
John Kuhlow	260,000
Shelley Simpson	390,000
Nicholas Hobbs	390,000
Darren Field	292,500

For 2021, the PGI bonus plan was based on a targeted annual operating revenue excluding fuel surcharges (net revenue) growth rate and annual reported EBT growth rate and also utilized a single payout in January 2022, after full year financial results were publicly reported. For 2021, the established PGI matrices consisted of a net revenue growth rate ranging from 8% to 15% and EBT growth rate ranging from 12% to 22%. These ranges translate into annual bonus payouts ranging from 75% to 125% of the Chief Executive Officer’s base salary and 50% to 100% of all other NEOs’ base salaries. The 2021 goals for the PGI were designed to align participants with achievement of profitable growth outcomes.

The 2021 annual PGI bonus payout targets compared with actual reported results and actual payouts were as follows:

	Net Revenue / EBT Growth %				Bonus Payout % of Salary

Period	Min.	Target	Max.	Reported	Min.	Target	Max.	Actual
Annual – President and CEO	8.0 / 12.0	12.0 / 18.0	15.0 / 22.0	22.9 / 50.1	75	100	125	125
Annual – All other NEOs	8.0 / 12.0	12.0 / 18.0	15.0 / 22.0	22.9 / 50.1	50	75	100	100

54	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Actual earned bonus amounts for each NEO under the PGI plan are as follows:

Total Annual ($)
John N. Roberts, III	1,175,000
John Kuhlow	400,000
Shelley Simpson	600,000
Nicholas Hobbs	600,000
Darren Field	450,000

Long-Term, Equity-Based Award

Each executive is eligible to receive a long-term incentive award of performance-based restricted share units. Performance-based restricted share units are intended to help achieve the objectives of the compensation program, including the retention of high-performing and experienced talent, a career orientation, and strong alignment with stockholders’ interests. The performance-based restricted share units are awarded and settled from shares reserved for issuance under the MIP. The Compensation Committee approves or adjusts the award based on the above criteria for all Section16 filers who are employees of the Company. The awards for the Company’s Chairman of the Board and Chief Executive Officer are presented for final approval to the Company’s independent Board members. The Compensation Committee believes that performance-based restricted share units must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in the Company. Performance-based restricted share units are used as long-term incentives because they are less dilutive to shares outstanding and to profits. Performance-based restricted share units generally vest over a time period ranging from two to ten years.

In determining the number of performance-based restricted share unit grants for each NEO, the Compensation Committee reviewed peer market data provided by Meridian and a detailed analysis of each NEO’s vested and unvested stock holdings. In considering unvested stock holdings, the Committee reviewed a forecast of the timing of potential future restricted stock unit vesting for each NEO over the next ten years.

The Compensation Committee subjectively considered the following objectives (without any particular weighting) when determining the form and amount of performance-based restricted share units granted to NEOs in 2021:

•	align NEOs’ long-term interests with those of the Company’s stockholders,
•	strengthen retention hooks for NEOs over the long term,
•	ensure competitiveness of NEOs’ total compensation opportunity through an emphasis on performance-based long-term stock compensation,
•	reinforce share holdings of NEOs,
•	align NEOs’ compensation with the Company’s long-term leadership succession planning initiatives, and
•	bolster the continuity of the entire management team through an upcoming period of critical strategic goals and milestones for the Company.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	55

Executive Compensation

The Compensation Committee and/or independent directors approved the following performance-based and time-based restricted share unit grants, which are recorded based on target performance levels:

	Annual Operating Income Performance-Based Units (#)	Annual ROIC/EBITDA(1) Performance-Based Units (#)	Total Fair Value ($)
John N. Roberts, III	31,619	10,539	6,042,085
John Kuhlow	8,910	2,970	1,702,642
Shelley Simpson	10,692	3,564	2,043,170
Nicholas Hobbs	10,692	3,564	2,043,170
Darren Field	10,692	3,564	2,043,170

(1)

One-half of these annual restricted share units are based on ROIC targets, and another one-half are based on EBITDA targets, as further discussed in the Long-Term Compensation Analyses and Policies section of the CD&A on page 46.

The fair value of the awards was based on a 2.70% discount from the Company’s closing stock price of $147.30 on January 21, 2021. The discounts represent the present values of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that these discounts are appropriate to value the restricted share units, as the units do not collect or accrue dividends until the awards vest and are settled with Company stock.

The 2021 NEO awards shown above vest in annual increments over four years, beginning January 31, 2022, or cliff vest on January 31, 2024, upon the Company’s attainment of predetermined operating metrics established and approved by the Compensation Committee.

Deferred Compensation

The Company administers a Deferred Compensation Plan for certain of its officers. The employee participant may elect on an annual basis to defer part of his or her salary and/or annual bonus awards. This plan assists key employees in planning for retirement. The Company contributes nothing to the plan, and participants are not permitted to defer shares of Company stock.

Health and Welfare Benefits

The Company provides benefits such as medical, vision, life insurance, long-term disability coverage, and 401(k) plan opportunities to all eligible employees, including the NEOs. The Company provides up to $750,000 in life insurance coverage and up to $10,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are available to all employees on a nondiscriminatory basis. The Company matches certain employee contributions to the 401(k) plan. The Company provides no postretirement medical or supplemental retirement benefits to its employees.

The Company also provides vacation, sick leave, and other paid holidays to employees, including the NEOs, that are comparable to those provided at other transportation companies. The Company’s commitment to provide employee benefits is due to our recognition that the health and well-being of our employees contributes directly to a productive and successful work life that produces better results for the Company and for its employees.

The Company may provide executive officers a taxable allowance of up to $5,000 per calendar year for an annual physical and ordinary and necessary travel, meals and lodging in connection with the physical. Alternatively, the Company may offer executive officers the opportunity to participate, on a voluntary basis, in an executive health program where the Company will pay the costs, up to $5,000 annually, related to a comprehensive health assessment to address the executive’s overall medical needs and assess health risks. This benefit is available only for actual expenses up to $5,000 incurred by the executive officer during the calendar year in which the benefit is provided.

56	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Personal Benefits

The Company provides certain perquisites to management employees, including the NEOs, as summarized below.

Company Aircraft

The Company actively participates in shared ownership of aircraft services with NetJets. With the approval of the Chief Executive Officer, the NEOs and other management employees use Company aircraft services for business purposes. Personal use of Company aircraft services is provided to executive officers on a very limited basis and to other management employees in the event of emergency or other urgent situations. Also, at the discretion of NetJets, the personal account of an executive officer could be linked to the Company’s direct NetJets agreement to allow the individual to receive a discounted monthly management fee, at no incremental cost to the Company.

Company Vehicles

The Company does not provide Company-owned cars to executives.

Other Perquisites

The Company provides executive officers a taxable allowance of up to $15,000 a year for financial counseling services, which may include legal, financial, estate and/or tax planning, and tax return preparation. This benefit is based on the actual cost of the services. The Company also provides country club memberships to certain of its executive officers. These memberships are valued based on the actual costs of the membership, including dues, regardless of whether use was personal or business. The Company also offers executive officers security services in the form of home security systems, monitoring services, or security consulting, the benefit of which is also based on the actual third-party cost or actual time spent and employment cost incurred. Each executive officer is also assigned an administrative assistant who, from time to time, may provide administrative support for personal matters of the executive officer, the benefit of which is based on the actual time spent and employment cost incurred. In addition, as with other members of senior management, executive officers may utilize tickets to entertainment or social events provided to the Company in connection with a corporate sponsorship or charitable contribution, at no incremental cost to the Company.

Severance Agreements

The Company does not have employment contracts or predetermined personal severance agreements with any of its executives. However, according to the terms of the awards granted under the previously mentioned MIP, all outstanding restricted share units are subject to accelerated or immediate vesting upon the occurrence of a double triggering event, which requires both a “change in control” and the NEO’s retirement, termination by the Company without cause, or resignation for good reason.

Generally, a “change in control” is deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is not a merger, reorganization, or consolidation, when the persons who constitute the Company’s incumbent board of directors cease to constitute a majority of the board, or upon the consummation of a merger, reorganization, consolidation, or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders where more than 50% of the outstanding shares change ownership or a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	57

Executive Compensation

Summary Compensation

The following table summarizes the total compensation earned by or paid to the Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers of the Company who served in such capacities as of December 31, 2021, for services rendered to the Company. These officers are referred to as the NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John N. Roberts, III	2021	937,115	6,042,085	—	1,786,000	—	36,681	8,801,881
President and CEO	2020	912,115	6,507,402	—	—	—	33,855	7,453,372
	2019	892,542	5,563,165	—	—	—	132,542	6,588,249
John Kuhlow (3)	2021	400,000	1,702,642	—	660,000	—	10,400	2,773,042
CFO and EVP	2020	231,123	1,134,409	—	—	—	6,934	1,372,466
Shelley Simpson	2021	600,000	2,043,170	—	990,000	—	33,631	3,666,801
CCO, and EVP of People and HR	2020	541,500	2,780,603	—	—	—	27,341	3,349,444
	2019	521,784	1,991,710	—	—	—	27,517	2,541,011
Nicholas Hobbs	2021	600,000	2,043,170	—	990,000	—	28,212	3,661,382
COO, President of Contract Services,	2020	541,500	2,780,603	—	—	—	19,846	3,341,949
and EVP	2019	520,601	1,991,710	—	—	—	22,121	2,534,432
Darren Field (4)	2021	444,231	2,043,170	—	742,500	—	20,665	3,250,566
President of Intermodal and EVP	2020	387,308	2,116,211	—	—	—	25,523	2,529,042

(1)

Non-equity incentive plan compensation (paid as a bonus) and salary amounts shown above are reported as gross earnings. Totals may include amounts transferred into the deferred compensation plan and/or into the Company’s 401(k) plan. All non-equity awards are reported in the year in which they are earned.

(2)

Amounts reflect grant date fair value of each individual’s specific award, which will be earned over the vesting period (two to ten years) and the achievement of operating income, EBITDA, or ROIC performance goals established by the Compensation Committee at the time of grant. No stock options were granted during 2021, 2020, or 2019.

(3)	Mr. Kuhlow was named Chief Financial Officer and Executive Vice President in 2020.

(4)	Mr. Field was named President of Intermodal and Executive Vice President in 2020.

58	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Components of All Other Compensation for Calendar Year 2021

Name	Perquisites and Other Personal Benefits ($)	Company Contributions to 401(k) Plan ($)	Restricted Share Units Accelerated Vesting ($)	Total ($)
John N. Roberts, III	27,981	8,700	—	36,681
John Kuhlow	1,700	8,700	—	10,400
Shelley Simpson	24,931	8,700	—	33,631
Nicholas Hobbs	19,512	8,700	—	28,212
Darren Field	14,828	5,837	—	20,665

Components of Perquisites for Calendar Year 2021

Name	Personal Administrative Support ($)	Security Services ($)	Personal Use of Company Plane ($) (1)	Legal and Accounting Fees ($)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($)
John N. Roberts, III	4,398	2,285	—	10,000	11,298	27,981
John Kuhlow	—	—	—	1,700	—	1,700
Shelley Simpson	1,146	7,774	—	6,270	9,741	24,931
Nicholas Hobbs	—	—	—	10,000	9,512	19,512
Darren Field	—	—	—	2,381	12,447	14,828

(1)

The value of personal aircraft usage reported above is based on the Company’s actual invoiced amount from NetJets for the variable costs incurred on each trip. Since the Company’s aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as depreciation and management fees. In addition to the above, on certain occasions, an executive’s spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed for federal income tax purposes as income to the NEO. No NEO had such imputed income in 2021. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level rates, which are determined by the U.S. Department of Transportation. Also, throughout 2021, John N. Roberts, III maintained a personal account with NetJets that was linked to the Company’s direct NetJets agreement and allowed Mr. Roberts to receive a discounted monthly management fee, at no Incremental cost to the Company.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	59

Executive Compensation

Grants of Plan-Based Awards for 2021

The following table reflects estimated possible payouts under equity and non-equity incentive plans to the NEOs during 2021. The Company’s non-equity incentive-based awards are granted to the NEOs based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the calendar year for which the performance goals are set. Equity-based awards are subject to performance periods ranging from one to three years, as further described on page 46 under “Long-Term Compensation Analyses and Policies.”

The MIP is an annual plan consisting of equity-based awards only. The number of performance-based or time-based restricted share units awarded is measured based on the executive’s level of responsibility and other matters described on page 55 under “Long-Term, Equity-Based Award.” Dividends are not paid on awards of performance-based or time-vested restricted share units.

In 2021, NEOs were eligible to earn cash bonuses under the non-equity incentive award plans based on the Company’s operating income, revenue, and EBT for the calendar year. Please refer to page 53 under “Annual Bonus Award” for further detail.

		Estimated Possible Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	All Other Option Awards

Name/Award	Grant Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#) (2)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
John. N. Roberts, III
AOI	1/21/21	—	—	—	7,904	31,619	31,619	—	—	—	4,531,636
EBITDA	1/21/21	—	—	—	2,635	5,270	7,905	—	—	—	755,296
ROIC	1/21/21	—	—	—	5,269	5,269	10,538	—	—	—	755,153
CBP	1/21/21	47,000	94,000	611,000	—	—	—	—	—	—	—
PGI	1/21/21	705,000	940,000	1,175,000	—	—	—	—	—	—	—
John Kuhlow
AOI	1/21/21	—	—	—	2,227	8,910	8,910	—	—	—	1,276,982
EBITDA	1/21/21	—	—	—	743	1,485	2,228	—	—	—	212,830
ROIC	1/21/21	—	—	—	1,485	1,485	2,970	—	—	—	212,830
CBP	1/21/21	20,000	40,000	260,000	—	—	—	—	—	—	—
PGI	1/21/21	200,000	300,000	400,000	—	—	—	—	—	—	—

60	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

		Estimated Future Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	All Other Option Awards

Name/Award	Grant Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#) (2)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Shelley Simpson
AOI	1/21/21	—	—	—	2,673	10,692	10,692	—	—	—	1,532,378
EBITDA	1/21/21	—	—	—	891	1,782	2,673	—	—	—	255,396
ROIC	1/21/21	—	—	—	1,782	1,782	3,564	—	—	—	255,396
CBP	1/21/21	30,000	60,000	390,000	—	—	—	—	—	—	—
PGI	1/21/21	300,000	450,000	600,000	—	—	—	—	—	—	—
Nicholas Hobbs
AOI	1/21/21	—	—	—	2,673	10,692	10,692	—	—	—	1,532,378
EBITDA	1/21/21	—	—	—	891	1,782	2,673	—	—	—	255,396
ROIC	1/21/21	—	—	—	1,782	1,782	3,564	—	—	—	255,396
CBP	1/21/21	30,000	60,000	390,000	—	—	—	—	—	—	—
PGI	1/21/21	300,000	450,000	600,000	—	—	—	—	—	—	—
Darren Field
AOI	1/21/21	—	—	—	2,673	10,692	10,692	—	—	—	1,532,378
EBITDA	1/21/21	—	—	—	891	1,782	2,673	—	—	—	255,396
ROIC	1/21/21	—	—	—	1,782	1,782	3,564	—	—	—	255,396
CBP	1/21/21	22,500	45,000	292,500	—	—	—	—	—	—	—
PGI	1/21/21	225,000	337,500	450,000	—	—	—	—	—	—	—

(1)

This column reflects the maximum non-equity incentive award each NEO was eligible to receive for 2021 under the percentage assigned to each NEO for the cash bonus pools. The actual awards earned are reported in the Summary Compensation Table shown on page 58 of this Proxy Statement.

(2)	This column reflects the number of performance-based or time-based restricted share units that were granted to the NEOs in 2021.

(3)

The fair value of the awards was based on a 2.70% discount from the Company’s closing stock price of $147.30 on January 21, 2021, measured at the target performance level. The discount represents the present value of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that this discount is appropriate to value the performance-based restricted share units, as the units do not collect or accrue dividends until the awards vest and are settled with Company stock. Performance-based restricted share units subject to EBITDA and ROIC are recorded at their target of 100% of the units granted.

Key to Plan-Based Awards Table:

AOI – Annual Operating Income Performance-Based Units

EBITDA – Annual EBITDA Performance-Based Units

ROIC – Annual ROIC Performance-Based Units

CBP – Company Bonus Plan

PGI – Performance Growth Incentive Plan

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	61

Executive Compensation

Outstanding Equity Awards at Calendar Year-end 2021

As of December 31, 2021, there were no outstanding stock options held by the NEOs. The following table sets forth information concerning restricted share units held by the NEOs as of December 31, 2021.

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
John N. Roberts, III			7,959	1,626,820
			28,217	5,767,555
			28,275	5,779,410
			5,700	1,165,080
			12,567	2,568,695
			31,619	6,462,924
			10,539	2,154,172
John Kuhlow	3,340	682,696
	255	52,122
	688	140,627
	908	185,595
			7,471	1,527,072
			8,910	1,821,204
			2,970	607,068
Shelley Simpson	13,334	2,725,470
			2,850	582,540
			10,102	2,064,849
			9,835	2,010,274
			2,186	446,818
			4,371	893,432
			3,735	763,434
			10,692	2,185,445
			3,564	728,482
Nicholas Hobbs	13,334	2,725,470
			2,850	582,540
			10,102	2,064,849
			9,835	2,010,274
			2,186	446,818
			4,371	893,432
			3,735	763,434
			10,692	2,185,445
			3,564	728,482
Darren Field	2,061	421,268
			443	90,549
			7,162	1,463,913
			12,785	2,613,254
			1,096	224,022
			2,186	446,818
			10,692	2,185,445
			3,564	728,482

62	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

(1)

Restricted share units are time-vested or performance-based awards. Effective vesting dates, pending achievement of required performance goals set for performance-based awards, are noted below. Performance-based restricted share units subject to EBITDA and ROIC are recorded at their target of 100% of the units granted.

Time-Based Awards

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
John Kuhlow	3,340	7/15/22	302	10/31/22
	255	10/31/22	303	10/31/23
	344	10/31/22	303	10/31/24
	344	10/31/23
Shelley Simpson	6,667	7/15/22	6,667	7/15/23
Nicholas Hobbs	6,667	7/15/22	6,667	7/15/23
Darren Field	687	1/31/22	687	1/31/24
	687	1/31/23

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	63

Executive Compensation

Performance-Based Awards

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
John N. Roberts, III	7,959	1/31/22	12,567	1/31/23
	14,108	1/31/22	7,904	1/31/22
	14,109	1/31/23	7,905	1/31/23
	9,425	1/31/22	7,905	1/31/24
	9,425	1/31/23	7,905	1/31/25
	9,425	1/31/24	10,539	1/31/24
	5,700	1/31/22
John Kuhlow	2,490	1/31/26	2,227	1/31/23
	2,490	1/31/27	2,228	1/31/24
	2,491	1/31/28	2,228	1/31/25
	2,227	1/31/22	2,970	1/31/24
Shelley Simpson	2,850	1/31/22	1,245	1/31/26
	5,051	1/31/22	1,245	1/31/27
	5,051	1/31/23	1,245	1/31/28
	3,278	1/31/22	2,673	1/31/22
	3,278	1/31/23	2,673	1/31/23
	3,279	1/31/24	2,673	1/31/24
	2,186	1/31/22	2,673	1/31/25
	4,371	1/31/23	3,564	1/31/24
Nicholas Hobbs	2,850	1/31/22	1,245	1/31/26
	5,051	1/31/22	1,245	1/31/27
	5,051	1/31/23	1,245	1/31/28
	3,278	1/31/22	2,673	1/31/22
	3,278	1/31/23	2,673	1/31/23
	3,279	1/31/24	2,673	1/31/24
	2,186	1/31/22	2,673	1/31/25
	4,371	1/31/23	3,564	1/31/24
Darren Field	443	1/31/22	874	1/31/28
	2,364	1/31/24	875	1/31/29
	2,364	1/31/25	875	1/31/30
	2,434	1/31/26	1,096	1/31/22
	2,513	1/31/22	2,186	1/31/23
	2,513	1/31/23	2,673	1/31/22
	2,513	1/31/24	2,673	1/31/23
	874	1/31/25	2,673	1/31/24
	874	1/31/26	2,673	1/31/25
	874	1/31/27	3,564	1/31/24

(2)	Values are based on the last closing market price of $204.40 on December 31, 2021.

64	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Restricted Share Units Vested for 2021

The following table sets forth information concerning restricted share units vested during 2021.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1) (2)
John N. Roberts, III	9,424	1,269,036
	2,850	383,781
	14,108	1,899,783
	12,371	2,075,359
	7,958	1,071,624
Total	46,711	6,699,583
John Kuhlow	302	59,551
	343	67,636
	3,330	558,641
	411	68,949
	255	50,283
Total	4,641	805,060
Shelley Simpson	3,278	441,415
	1,092	147,049
	5,051	680,168
	3,000	503,280
	6,666	1,118,288
	3,048	511,332
	2,849	383,646
Total	24,984	3,785,178
Nicholas Hobbs	3,278	441,415
	1,092	147,049
	5,051	680,168
	6,666	1,118,288
	3,048	511,332
	2,849	383,646
Total	21,984	3,281,898
Darren Field	874	117,693
	1,639	220,708
	547	73,659
	687	92,511
	442	59,520
Total	4,189	564,091

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	65

Executive Compensation

(1)

Value realized on the acquired shares shown above is gross earnings. Values are earned over multiple years. The receipt of vested shares in calendar year 2021 should not be interpreted to mean that all value was earned in the year the shares were received. Each executive retained a portion of the available vested shares as shown below:

John N. Roberts, III	25,968
John Kuhlow	3,206
Shelley Simpson	13,866
Nicholas Hobbs	11,951
Darren Field	3,376

(2)	Values represent the fair market value of the underlying common stock on the date of vesting.

Components of Nonqualified Deferred Compensation for Calendar Year 2021

We have a nonqualified deferred compensation plan that allows eligible employees to defer a portion of their compensation. Participants can elect to defer up to a maximum of 50% of their base salary as well as up to 85% of their bonus for the year. The compensation deferred under this plan is credited with earnings or losses of investments elected by plan participants. Each participant is fully vested in all deferred compensation and earnings; however, these amounts are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive deferred amounts in one payment or in quarterly installments payable over a period of two to 25 years upon reaching the age of 55, having 15 years of service, or becoming disabled. Our total liability under this plan was $26,047,670 as of December 31, 2021, and $23,078,077 as of December 31, 2020. These amounts are included in other long-term liabilities in our Consolidated Balance Sheets. Participant withholdings are held by a trustee and invested as directed by participants. These investments are included in “other assets” in our Consolidated Balance Sheets and totaled $26,047,670 as of December 31, 2021, and $23,078,077 as of December 31, 2020. No NEO participated in our nonqualified deferred compensation plan in 2021.

Potential Post-Employment Benefits

The Company generally does not have employment contracts or predetermined personal severance agreements with any of its executives. However, according to the terms of the awards granted under the previously mentioned MIP, all outstanding restricted share units are subject to accelerated or immediate vesting upon the occurrence of a double triggering event, which requires both a “change in control” and the NEO’s retirement, termination by the Company without cause, or resignation for good reason.

Generally, a “change in control” is deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is not a merger, reorganization or consolidation, when the persons who constitute the Company’s incumbent board of directors cease to constitute a majority of the board, or upon the consummation of a merger, reorganization, consolidation or similar form of corporate transactions involving the Company that requires the approval of the Company’s stockholders where more than 50% of the outstanding shares change ownership or a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company. The awards granted under the previously mentioned MIP are also subject to certain non-competition covenants for a two-year period following cessation of employment with the Company.

Potential benefits to an NEO due to his or her separation of service without cause, retirement, or resignation for good reason following a “change in control” are shown below. The amounts represent the immediate vesting of all outstanding restricted share units and are valued using the last closing market price of $204.40 on December 31, 2021.

66	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

John N. Roberts, III	$25,524,656
John Kuhlow	5,016,384
Shelley Simpson	12,400,744
Nicholas Hobbs	12,400,744
Darren Field	8,173,751

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of our CEO.

For 2021, our last completed fiscal year:

•	The median of the annual total compensation of all of the Company’s employees, other than our CEO, was $78,560.
•	The annual total compensation of our CEO was $8,801,881.
•	Based on this information, the ratio for 2021 of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 112 to 1.

In determining the median of the annual total compensation of all of the Company’s employees, other than our CEO, we are required to identify the Company’s “median employee.” Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. The Company determined that no such change has occurred since the Company identified its “median employee” in 2020.

To identify the “median employee” in 2020, we performed the following:

•	We conducted a full analysis of our employee population as of our determination date of November 30, 2020.
•

We excluded employees residing in Mexico and Canada from our calculation under the De Minimis Exemption. Employees located in Mexico and Canada constituted 0.07% and 0.02% of our total employee population, respectively, which consisted of 21 individuals in Mexico and 5 individuals in Canada as of our determination date.

•

Our employee population, after taking into consideration the aforementioned adjustments, consisted of 29,070 individuals. Of these employees, 28,798 individuals were full-time (or full-time equivalent) employees, with the remainder employed on a part-time (less than 30 hours per week) basis. 99.91% of our employees (29,070 individuals) were located in the United States.

•

We used a definition that was not total compensation and instead chose the aggregate of the employee’s base pay and cash incentive bonuses paid during the period of January 1, 2020, through November 30, 2020. These balances were then annualized, with any anomalous reported earnings being replaced with a substantially similar employee balance. Reasons for the replacement of anomalous earnings were primarily due to a lack of adequate length of employment history with the company or the employee incurring a leave of absence during the analysis period.

•	Using this methodology, we determined that the “median employee” was a local driver.

To determine the annual total compensation of the “median employee” for 2020, we identified and calculated the elements of compensation for this identified employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	67

Compensation Committee Report

Prior to the Company’s 2021 Annual Meeting of Stockholders held on April 22, 2021, the 2021 Compensation Committee was composed of James L. Robo, Chairman, Sharilyn S. Gasaway, Gary C. George, and Gale V. King. Effective upon election of directors at the 2021 Annual Meeting of Stockholders, the 2021 Compensation Committee was composed of James L. Robo, Chairman, Sharilyn S. Gasaway, Gary C. George, Thad Hill, and Gale V. King. None of these directors has been an officer or employee of the Company and all such directors have been determined by the Board to be independent or were determined by the Board to be independent during the time in which he or she served on the Compensation Committee.

The Compensation Committee met three times in 2021 to discuss, among other items, the salaries, bonuses, and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer. The Compensation Committee did not act by unanimous consent at any time in 2021.

The Compensation Committee has reviewed and discussed the preceding CD&A with management, and based upon such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

J.B. Hunt Transport Services, Inc.

2021 Executive Compensation Committee

James L. Robo, Chairman

Sharilyn S. Gasaway

Gary C. George

Thad Hill

Gale V. King

68	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL NUMBER TWO

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in the Proxy Statement in accordance with SEC rules. At our Annual Meeting in 2017, our stockholders voted to recommend that the Company hold future “say-on-pay” votes annually until the Company is next required to hold an advisory vote on the frequency with which the Company will hold future “say-on-pay” votes, which will be in 2023. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended.

As discussed in our Compensation Discussion and Analysis (CD&A) on page 42, our executive compensation programs for our NEOs, as well as other executives, are designed to be competitive within the transportation industry and to link executive compensation with the creation of stockholder value. The overall compensation philosophy is guided by the following principles:

•

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate, and retain high-performance talent to achieve and maintain a leading position in its industry. Our total compensation package should be strongly competitive with other transportation companies.

•

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational, and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

•

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

•

Long-term incentive compensation, the Company’s MIP, should be closely aligned with stockholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of stockholders with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are expected to own Company stock. The expectations are discussed in the CD&A under the caption “Stock Ownership Guidelines.”

Generally, the Company’s compensation program consists of an annual base salary, short-term cash incentive awards, and an annual long-term, performance-based equity-based award. The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. Base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention, and peer group salaries. The short-term cash incentive awards are tied to operating income, revenue, and EBT. The long-term, equity-based awards utilize restricted share units. The restricted share units awarded to the Company’s NEOs are performance-based restricted share units, which vest over multiple years upon the Company’s attainment of predetermined operating metrics established and approved by the Compensation Committee. Equity awards granted to our NEOs in 2021 and prior years vest annually subject to attainment of annual operating income goals. In 2020, the Compensation Committee adopted an additional three-year performance period for a portion of the NEO equity awards based on cumulative EBITDA and ROIC goals.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	69

Proposal 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our stockholders to indicate their support for our NEO compensation as described in the Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our fiscal year 2021 executive compensation policies and procedures for NEOs. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in the Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of J.B. Hunt Transport Services, Inc. approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables, and related narrative discussion in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider stockholders’ concerns and take them into account when designing future executive compensation programs. The Board therefore recommends that you indicate your support of the Company’s executive compensation in fiscal year 2021, as outlined in the above resolution.

PROPOSAL 2

The Board of Directors unanimously recommends a vote FOR proposal number two

70	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Report of the Audit Committee

The Audit Committee

The 2021 Audit Committee was composed of Sharilyn S. Gasaway, Chairman, Douglas G. Duncan, and Francesca M. Edwardson. Each served as a member of the Audit Committee during the full 2021 calendar year. The Company’s Board has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership pursuant to the NASDAQ corporate governance listing standards and has also determined that Ms. Gasaway and Mr. Duncan each have the attributes of an audit committee financial expert as defined by SEC requirements.

The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the “Corporate Responsibility” section of the Company’s website at jbhunt.com. In carrying out its responsibilities, the Audit Committee, among other things:

•	monitors the integrity of the financial reporting process, systems of internal accounting controls, and financial statements and reports of the Company,
•	appoints, retains, compensates, and oversees the Company’s independent auditors, including reviewing the qualifications, performance, and independence of the independent auditors,
•	reviews and preapproves all audit, attest, and review services and permitted non-audit services,
•	oversees the performance of the Company’s internal audit function, and
•	oversees the Company’s compliance with legal and regulatory requirements.

In 2021, the Audit Committee met ten times. The Audit Committee schedules its meetings with a view to ensure that it devotes appropriate attention to all of its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and the Company’s internal auditors, in each case outside the presence of the Company’s management.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2021 calendar year and met and held discussions with management, the Company’s internal auditors and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by Auditing Standard 1301 of the Public Company Accounting Oversight Board, as may be modified, supplemented, or amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, as may be modified, supplemented, or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	71

Based on the Audit Committee’s discussions with management, the internal auditors, and the independent auditors as described above, and upon its review of the representation of management and the independent auditors and the reports of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2021, as filed with the SEC.

J.B. Hunt Transport Services, Inc.

2021 Audit Committee Members

Sharilyn S. Gasaway, Chairman

Douglas G. Duncan

Francesca M. Edwardson

72	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL NUMBER THREE

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2022 calendar year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee’s selection of PwC as the Company’s independent registered public accounting firm for the 2022 calendar year.

No relationships exist with PwC other than the usual relationships between auditor and client. Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. If our stockholders do not ratify the appointment of PwC at the Annual Meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2022 calendar year. Additionally, even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2022 calendar year if it determines that such a change would be in the best interests of the Company and its stockholders.

Change in Independent Registered Public Accounting Firm

As disclosed in the Company’s Form 8-K filed on June 28, 2021 (“Auditor 8-K”), following a competitive request for proposals process, the Audit Committee approved the engagement of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to completion of PwC’s standard client acceptance process and execution of an engagement letter, and dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. E&Y had served as the Company’s independent registered public accounting firm since 2005.

The reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2020 and 2019 and the subsequent interim period through June 22, 2021: (i) the Company had no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference thereto in its reports on the Company’s financial statements for such years, and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided E&Y with a copy of the disclosures required by Item 304 of Regulation S-K and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether E&Y agreed with the statements made by the Company in its Auditor 8-K and, if not, stating the respects in which it did not agree. A copy of EY’s letter, dated June 28, 2021, is filed as Exhibit 16.1 to the Auditor 8-K.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	73

Proposal 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During the years ended December 31, 2020 and 2019 and the subsequent interim period through June 22, 2021, neither the Company nor anyone acting on the Company’s behalf consulted PwC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL 3

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 calendar year

Audit and Non-Audit Fees

The Audit Committee preapproves the audit and non-audit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the calendar year. The Audit Committee is informed from time to time regarding the non-audit services actually provided pursuant to the preapproval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general preapproval, it will require specific preapproval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure that such services do not impair the independence of the Company’s independent registered public accounting firm. The Audit Committee approved all services provided by PwC for the 2021 calendar year and by E&Y for the 2021 and 2020 calendar years. These services included the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the Company’s quarterly financial statements, consent for and review of registration statements filed by the Company with the SEC, audit of the Company’s employee benefit plan, due diligence related to mergers and acquisitions, and tax consultation services. See “Report of Audit Committee” set forth earlier for a discussion of auditor independence.

The following table shows the fees billed for audit and other services provided to the Company by PwC for the year ended December 31, 2021, and by E&Y for the year ended December 31, 2020:

	PwC 2021($)	E&Y 2020 ($)
Audit fees (1)	1,258,000	1,392,000
Audit-related fees (2)	343,000	30,500
Tax fees (3)	—	251,801
All other fees	—	—

(1)

Audit fees consisted of the audit of the Company’s annual financial statements, including the audit of the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and consent for and review of registration statements filed by the Company with the SEC.

(2)	Audit-related fees consisted of due diligence related to mergers and acquisitions by PwC and the audit of the Employee Benefit Plan by E&Y.

(3)	Tax fees consisted principally of federal and state income tax consulting.

74	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proposal 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has considered whether the non-audit services provided by PwC and E&Y, respectively, including the services rendered in connection with income tax consultation, were compatible with maintaining such auditor’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of either auditor as the Company’s independent registered public accounting firm. PwC and E&Y did not bill the Company for any other services during calendar years 2021 and 2020.

Policy on Audit Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has the responsibility of appointing, setting compensation for, and overseeing the work of the independent auditor and has established a policy to preapprove all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of four categories of services:

•

Audit services include audit work performed related to the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, attestation services, and consultation regarding financial accounting and/or reporting standards.

•

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, including fees in the areas of tax compliance, tax planning, and tax advice.

•	Other services are those not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to the engagement, the Audit Committee preapproves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage the independent auditor for additional services not contemplated in the original preapproval. In those instances, the Audit Committee requires specific preapproval before engaging the independent auditor.

The Audit Committee may delegate preapproval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	75

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO VOTE BY TELEPHONE, MAIL, OR INTERNET

IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors JENNIFER R. BOATTINI Corporate Secretary

76	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Questions and Answers about the Proxy Materials and The Annual Meeting

When And Where Is The Annual Meeting?

Date:	Thursday, April 28, 2022
Time:	10 a.m. Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc. Corporate Offices Elevation Auditorium 615 J.B. Hunt Corporate Drive Lowell, Arkansas 72745

What Matters Will Be Voted Upon At The Annual Meeting?

At the Annual Meeting, you will be asked to:

●

Consider and vote upon a proposal to elect nominees Douglas G. Duncan, Francesca M. Edwardson, Wayne Garrison, Sharilyn S. Gasaway, Gary C. George, Thad Hill, Bryan Hunt, Gale V. King, John N. Roberts, III, James L. Robo, and Kirk Thompson as directors to hold office for a term of one year, expiring at the close of the Annual Meeting of Stockholders in 2023.

●	Consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers.
●	Consider and vote upon a proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the 2022 calendar year.
●	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

What Constitutes A Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

Only stockholders of record of the Company’s common stock at the close of business on Tuesday, March 8, 2022, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

(1)	directly by the stockholder of record, and
(2)	beneficially through a broker, bank, or other nominee.

Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting.

As of the record date, there were 104,850,464 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	77

Questions and Answers about the Proxy Materials and The Annual Meeting

What Is The Difference Between Holding Shares As A “Registered Owner” And A “Beneficial Owner”?

Most of the Company’s stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

●

Registered Owners– If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

●

Beneficial Owners– If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote or to vote in person at the Annual Meeting. However, because you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

●	Election of Directors

Each director shall be elected by a vote of the majority of votes cast with respect to that director. This means that a director must receive “for” votes from more than 50% of the number of shares voted with respect to that director. However, if the number of nominees is greater than the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote.

●	Advisory vote on the resolution to approve the Company’s compensation of its named executive officers

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

●	Ratification of the appointment of PwC as the Company’s independent registered public accounting firm

Ratification of the Audit Committee’s appointment of PwC as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote. Stockholder ratification is not required for the appointment of the Company’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

78	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Questions and Answers about the Proxy Materials and The Annual Meeting

As of the record date, directors and executive officers of the Company beneficially owned an aggregate 3,231,864 shares of common stock representing 3.1% of our common stock issued and outstanding and, therefore, 3.1% of the voting power entitled to vote at the Annual Meeting. The Company believes that its directors and executive officers currently intend to vote their shares as follows:

●	FOR the election of directors for one (1) year
●	FOR the resolution approving the Company’s compensation of its named executive officers
●	FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2021 calendar year

May I Vote My Shares In Person At The Annual Meeting?

If you are the registered owner of shares of the Company’s common stock on the record date, you have the right to vote your shares in person at the Annual Meeting.

If you are the beneficial owner of shares of the Company’s common stock on the record date, you may vote these shares in person at the Annual Meeting if you request and obtain a legal proxy from your broker, bank, or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy, and present it to the Company at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are provided on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time on Wednesday, April 27, 2022 (the day before the Annual Meeting).

If you are the beneficial owner of shares held in “street name,” you should instruct your broker, bank, or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

If you hold shares in street name through a broker, bank, or other nominee, your broker, bank, or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters that are not considered to be “routine” matters, including the election of directors, executive compensation, and other significant matters. The proposals in this Proxy Statement regarding the election of directors and the advisory vote concerning executive compensation are not considered to be routine matters. Therefore, without your specific instructions, your shares will not be voted on these matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	79

Questions and Answers about the Proxy Materials and The Annual Meeting

Ratification of the appointment of PwC as the Company’s independent registered public accounting firm is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, brokers, banks, and other nominees will have the discretionary authority to vote shares of our common stock with respect to this proposal.

What Is A Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank, or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because:

(1)	the beneficial owner has not instructed the nominee on how to vote, and
(2)	the nominee lacks discretionary voting power to vote such issues.

Under NASDAQ rules, a nominee does not have discretionary voting power with respect to the approval of “nonroutine” matters absent specific voting instructions from the beneficial owners of such shares.

How Will My Proxy Be Voted?

Shares represented by a properly executed proxy (in paper form, by Internet, or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. Kirk Thompson and John N. Roberts, III are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1)	FOR the election of the nominees for director named in this Proxy Statement,
(2)	FOR the resolution approving the Company’s compensation of its named executive officers,
(3)	FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2022 calendar year, and
(4)	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

This Proxy Statement is considered to be voting instructions for the trustees of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan for our common stock allocated to individual accounts under this plan. If account information is the same, participants in the plan (who are stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy And Change My Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

(1)	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy),
(2)	giving notice of your changed vote to us in writing mailed to the attention of Jennifer R. Boattini, Corporate Secretary, at our executive offices, or
(3)	attending the Annual Meeting and giving oral notice of your intention to vote in person.

You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

80	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Questions and Answers about the Proxy Materials and The Annual Meeting

Who Will Pay The Costs Of Soliciting Proxies?

Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail, or facsimile. The Company will bear the expense of preparing, printing, and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks, and other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our common stock.

In 2021, the Company retained Broadridge, an independent proxy solicitation firm, to assist in soliciting proxies from stockholders. The Company paid Broadridge a fee of approximately $84,000 as compensation for its services and was reimbursed for its out-of-pocket expenses. The fee amount was not contingent on the number of stockholder votes cast in favor of any proposal, and Broadridge is prohibited from making any recommendation to our stockholders to either accept or reject any proposal or otherwise express an opinion concerning a proposal. Proxy solicitation fees in 2022 are expected to be comparable to those paid in 2021.

What Other Business Will Be Presented At The Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, Kirk Thompson and John N. Roberts, III, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Stockholder Proposals For The 2023 Annual Meeting?

In order for a stockholder proposal to be eligible to be included in the Company’s Proxy Statement and proxy card for the 2023 Annual Meeting of Stockholders, the proposal:

(1)	must be received by the Company at its executive offices, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, on or before November 24, 2022, and

(2)

must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

In order for a stockholder to nominate a director candidate for election or introduce a proposal to be considered at our Annual Meeting which is not intended to be included in the Company’s proxy materials for such meeting, our Bylaws provide that the stockholder must give written notice to our Secretary at the Company’s principal executive offices, and such notice must be received by the Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s Annual Meeting if such meeting is held on a day not more than 30 days before and not later than 60 days after the anniversary of the previous year’s Annual Meeting. With respect to any other Annual Meeting of stockholders, including in the event that we did not hold an Annual Meeting the previous year, the stockholder’s notice is timely only if it is delivered to the Secretary at the Company’s principal executive offices no earlier than the close of business on the 120th day prior to the Annual Meeting and no later than the close of business on the later of the 90th day prior to the Annual Meeting and the 10th day after the Company publicly announces the date of the current year’s Annual Meeting. To be in proper written form, a stockholder’s notice to the Secretary must comply with all requirements contained in our Bylaws, a copy of which may be obtained upon written request to the Secretary.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	81

Questions and Answers about the Proxy Materials and The Annual Meeting

Accordingly, in connection with our 2023 Annual Meeting of Stockholders, a stockholder intending to introduce a proposal or nominate a director, but not intending the proposal or nomination to be included in the Company’s Proxy Statement and proxy card for such Annual Meeting, must provide written notice to the Secretary at the Company’s executive offices, at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, and such notice must be received by the Secretary not earlier than the close of business on December 29, 2022 and not later than the close of business on January 28, 2023. The persons appointed by our Board to act as proxy holders for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any matter or proposal not properly presented for a vote at such meeting.

Where Can I Find The Voting Results Of The Annual Meeting?

The Company will publish final voting results of the Annual Meeting on a Form 8-K within four business days after the annual stockholders meeting on April 28, 2022.

What Should I Do If I Receive More Than One Set Of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

What Is Householding?

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the SEC) called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s Annual Report, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company’s Annual Report and would like to request a separate copy of these materials, or if you do not wish to participate in householding in the future, please:

(1)	mail such request to J.B. Hunt Transport Services, Inc., Attention: Corporate Secretary, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, or
(2)	call the Corporate Secretary toll-free at 800-643-3622.

Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?

First, read this Proxy Statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by executing and returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in “street name,” then you should follow the voting instructions of your broker, bank, or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted:

(1) FOR the election of the nominees for director named in this Proxy Statement,

(2) FOR the resolution approving the Company’s compensation of its named executive officers,

(3) FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2022 calendar year

82	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Questions and Answers about the Proxy Materials and The Annual Meeting

Who Can Help Answer My Questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this Proxy Statement, or if you need directions to or special assistance at the Annual Meeting, please call the Corporate Secretary toll-free at 800-643-3622. In addition, information regarding the Annual Meeting is available at our website, jbhunt.com.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	83

J.B. HUNT®
The Transportation Logistics Company

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Central Time, on April 27, 2022.

Online
Go to **www.envisionreports.com/JBHT** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/JBHT

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Douglas G. Duncan	☐	☐	☐
02 - Francesca M. Edwardson	☐	☐	☐
03 - Wayne Garrison	☐	☐	☐
04 - Sharilyn S. Gasaway	☐	☐	☐
05 - Gary C. George	☐	☐	☐
06 - Thad Hill	☐	☐	☐
07 - J. Bryan Hunt, Jr.	☐	☐	☐
08 - Gale V. King	☐	☐	☐
09 - John N. Roberts III	☐	☐	☐
10 - James L. Robo	☐	☐	☐
11 - Kirk Thompson	☐	☐	☐

Proposal	For	Against	Abstain
2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for calendar year 2022.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 J N T
1 P C F 5 2 8 6 7 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03KK5C

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need the fifteen digit number on the front of this proxy card. The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. ("Computershare") and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. (CDT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the Annual Meeting of Stockholders on April 28, 2022, at 10 a.m. (CDT) at the offices of the corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas and at any adjournment thereof.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of a voided check to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare	Telephone Inside the USA:	(877) 498-8861
P.O. Box 505000	Telephone Outside the USA:	(781) 575-2723
Louisville, KY 40233	TDD/TTY for Hearing Impaired:	(800) 952-9245

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/JBHT

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

The undersigned hereby constitutes and appoints Kirk Thompson and John N. Roberts III or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 28, 2022, at 10 a.m. (CDT) at the offices of the Company, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 28, 2022

The proxy materials for the Company's Annual Meeting of Stockholders, including the 2021 Annual Report and Proxy Statement, are available over the Internet by accessing www.envisionreports.com/jbht.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

J.B. HUNT
The Transportation Logistics Company

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Douglas G. Duncan	☐	☐	☐
02 - Francesca M. Edwardson	☐	☐	☐
03 - Wayne Garrison	☐	☐	☐
04 - Sharilyn S. Gasaway	☐	☐	☐
05 - Gary C. George	☐	☐	☐
06 - Thad Hill	☐	☐	☐
07 - J. Bryan Hunt, Jr.	☐	☐	☐
08 - Gale V. King	☐	☐	☐
09 - John N. Roberts III	☐	☐	☐
10 - James L. Robo	☐	☐	☐
11 - Kirk Thomspon	☐	☐	☐

Proposal	For	Against	Abstain
2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for calendar year 2022.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 2 8 6 7 9

03KK6C

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

The undersigned hereby constitutes and appoints Kirk Thompson and John N. Roberts III or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 28, 2022, at 10 a.m. (CDT) at the offices of the Company, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 28, 2022

The proxy materials for the Company's Annual Meeting of Stockholders, including the 2021 Annual Report and Proxy Statement, are available over the Internet by accessing www.edocumentview.com/jbht.